As filed with the Securities and Exchange Commission on January 16, 2018

Registration No. 333-222363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASANKO GOLD INC.
(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

Suite 680, 1066 West Hastings Street
Vancouver, British Columbia, Canada V6E 3X2
Telephone: (604) 683-8193
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
United States 19711
Tel: (302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:
Peter Breese, Chief Executive Officer	Bernie Zinkhofer
Fausto Di Trapani, Chief Financial Officer	Michael Taylor
Asanko Gold Inc.	McMillan LLP
Suite 680, 1066 West Hastings Street	1500 – 1055 West Georgia Street
Vancouver, British Columbia	Vancouver, British Columbia
Canada V6E 3X2	Canada V6E 4N7
Telephone: (604) 683-8193	Telephone: (604) 689-9111

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X]	at some future date (check appropriate box below)

1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	[ ]

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	[ ]

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[X]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

A–1

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS
New Issue	January 15, 2018

US$300,000,000

Common Shares
Warrants
Subscription Receipts
Units
Debt Securities

This short-form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”), subscription receipts (the “Subscription Receipts”), debt securities (the “Debt Securities”), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) by Asanko Gold Inc. (the “Company” or “Asanko”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$300,000,000. The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Investing in the Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the independence standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (“SEC”).

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada or other foreign countries, that none of the experts named in the registration statement are residents of the United States, and that all of the assets of the Company and said persons are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for the Debt Securities being offered, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the Debt Securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts or Debt Securities comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

The Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Asanko with respect to the payment of the principal, premium, if any, and interest on the Debt Securities. The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor, subordinated to current debt unless it is discharged by the proceeds of Debt Securities. In order to comply with certain registration statement form requirements under U.S. law, such subsidiary guarantees may be guaranteed by Asanko on a senior and unsecured basis. For a more detailed description of the Debt Securities that may be offered, see “Description of Securities – Description of Debt Securities - Guarantees”, below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements have been obtained. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. In connection with any offering of the Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Michael Price, Peter Breese, William Smart and Colin Steyn, each a director and/or an officer of the Company, and Charles Muller, David Morgan, Doug Heher, Malcolm Titley, Thomas Obiri-Yeboah, Glenn Bezuidenhout, Phil Bentley and Dr Godknows Njowa, each named as an expert herein, reside outside of Canada. Each of the above individuals has appointed McMillan LLP, located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7, as his agent for service of process in British Columbia. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

The Company’s outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “AKG” and on the NYSE American Stock Exchange, formerly NYSE MKT (“NYSE American”) under the trading symbol “AKG”. The closing price of the Company’s Common Shares on the TSX and NYSE American on January 12, 2018, the last trading day before the date of the Prospectus, was C$1.02 per Common Share and US$0.8262 per Common Share, respectively. Unless otherwise disclosed in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts and the Units will not be listed on any securities exchange. Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

The head office of the Company is located at Suite 680, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2. The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE	1	PLAN OF DISTRIBUTION	35

FORWARD LOOKING STATEMENTS	3	DESCRIPTION OF SECURITIES	36

GLOSSARY OF CERTAIN TECHNICAL TERMS	4	RISK FACTORS	49

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING ESTIMATES OF RESERVES AND MEASURED, INDICATED AND INFERRED RESOURCES	9	CERTAIN INCOME TAX CONSIDERATIONS	70

		LEGAL MATTERS	70

		TRANSFER AGENT AND REGISTRAR	70

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES	10	INTEREST OF EXPERTS	70

		ADDITIONAL INFORMATION	73

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION	10	DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	74

THE COMPANY	12	ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS	75

THE ASANKO GOLD MINE	13

USE OF PROCEEDS	31

CONSOLIDATED CAPITALIZATION	32

PRIOR SALES	32

TRADING PRICE AND VOLUME	33

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Asanko” or the “Company” refer to Asanko Gold Inc. and each of its material subsidiaries.

v

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the United States Securities and Exchange Commission (the “SEC”). You may obtain copies of the documents incorporated herein by reference without charge from Asanko Gold Inc., Suite 680, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2 (Telephone 778-729-0627) Attn: Chief Financial Officer. These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com (“SEDAR”) and from the EDGAR filing website of the United States Securities Exchange Commission at www.sec.gov (“EDGAR”). The Company’s filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents filed on SEDAR with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer are specifically incorporated by reference into and, except where herein otherwise provided, form an integral part of, this Prospectus:

1.	our annual information form for the year ended December 31, 2016, dated as at March 15, 2017 and filed on March 16, 2017 (our “2016 AIF”);

2.

our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 comprised of the consolidated balance sheets as at December 31, 2016 and 2015 and the consolidated statements of operations and comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the report of the independent auditor thereon, as filed March 16, 2017;

3.	our management's discussion and analysis for the year ended December 31, 2016, filed March 16, 2017 (our “2016 Annual MD&A”);

4.	our condensed consolidated interim financial statements for the three and nine months ended September 30, 2017 and 2016 and the notes thereto, filed November 3, 2017;

5.	our management’s discussion and analysis for the three and nine months ended September 30, 2017 and 2016, filed November 3, 2017 (our “Q3 2017 MD&A”);

6.	the management information circular dated April 28, 2017 with respect to the annual general and special meeting of our shareholders held on June 9, 2017; and

7.

the technical report titled “Definitive Feasibility Study” in relation our Asanko Gold Mine filed on SEDAR July 18, 2017 and as amended and restated on December 20, 2017 and filed on SEDAR on December 27, 2017 (our “12/17/DFS”).

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph (excluding press releases) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 – Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement. As discussed below, this Prospectus may also expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively referred to as “forward-looking statements”) which may not be based on historical fact, including without limitation statements regarding our expectations in respect of future financial position, business strategy, future production, reserve potential, exploration drilling, exploitation activities, events or developments that we expect to take place in the future, projected costs and plans and objectives. Often, but not always, forward-looking statements can be identified by the use of the words “believes”, “may”, “plan”, “will”, “estimate”, “scheduled”, “continue”, “anticipates”, “intends”, “expects”, and similar expressions.

Such statements reflect our management’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•

the value of its reserves and our outlook for profitable mining from its operations is dependent on gold prices continuing to be around US$1,250 and on us achieving our planned production rates and life-of-mine all-in sustaining costs per ounce of gold sold. Gold prices are driven by many factors including industrial demand and jewellery use, but gold also has speculative investment demand and so prices have been historically volatile and can be subject to long periods of depressed prices;

•

the estimation of mineral resources and reserves is, to a significant degree, a subjective process, the accuracy of which is a function of the quantity and quality of available data and the assumptions made in the engineering and geological interpretation of that data and such assumptions and judgment, may prove mistaken. The Company’s estimates of resources and reserves may be subject to revision based on various factors, some of which are beyond our control, for example due to natural variations in underground structures and future gold price fluctuations;

•

other mining risks which affect all companies in the industry to various degrees include impact and cost of compliance with environmental regulations and the actions of groups opposed to mining, adverse changes in mining and reclamation laws and compliance with increasingly complex worker health and safety rules; and

•

other risks which are detailed in our annual information forms, annual reports, MD&A, quarterly reports and material change reports filed with and furnished to securities regulators, and those risks which are discussed herein under the heading “Risk Factors”.

Such information is included, among other places, in the Prospectus under the headings “The Company”, “Use of Proceeds”, “Risk Factors”, in our 2016 AIF under the headings “Description of Business” and “Risk Factors” and in our 2016 Annual MD&A, each of which documents are incorporated by reference into this Prospectus.

Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. Material factors or assumptions involved in developing forward-looking statements include, without limitation, that:

•	that the price of gold over the next several years will not fall significantly below US$1,250 per ounce for a prolonged period of time;

•

that there will be no significant changes to Ghana’s mining, environmental or tax laws, or the imposition of exchange and export controls in Ghana that materially adversely affect the Company’s operations or changes in laws or policy that could affect title to its Asanko Gold Mine or restrict a change of control of the Company;

•	that no significant impediments develop in respect of the Company’s ability to comply with environmental, safety and other regulatory requirements;

•	that any further material upheavals in world financial markets will not be prolonged and that interest and exchange rates will remain relatively low and stable, respectively; and

•	that key personnel will continue their employment with the Company.

These factors should be considered carefully and readers are cautioned to appreciate the inherent limitations of forward-looking statements. Readers are cautioned that the foregoing list of risk factors is not exhaustive and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in the Prospectus. See “Risk Factors” for a more detailed discussion of these risks.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on the information available to us on the date such statements were made, no assurances can be given as to future results, approvals or achievements. The forward-looking statements contained in the Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. We cannot be responsible to update any of our forward-looking statements after the date of the Prospectus to conform such statements to actual results or to changes in our expectations except in the limited circumstances required by applicable law.

GLOSSARY OF CERTAIN TECHNICAL TERMS

This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on Mineral Resources and Reserves (the “2014 CIM Definition Standards”) adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM Council”). Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with the CIM Standards, as required by Canadian National Instrument 43-101. The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014:

feasibility study

A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a pre-feasibility study. The Company uses the term “12/17 DFS” to describe its current definitive feasibility study.

indicated mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.

inferred mineral resource

That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and may not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

measured mineral resource

That part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

mineral reserve

The economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre- Feasibility or Feasibility level as appropriate that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which Mineral Reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a Mineral Reserve must be demonstrated by a Pre-Feasibility Study or Feasibility Study.

mineral resource

A concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

modifying factors

Considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

pre-feasibility study

A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the Modifying Factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the Mineral Resource may be converted to a Mineral Reserve at the time of reporting. A Pre-Feasibility Study is at a lower confidence level than a Feasibility Study.

probable mineral reserve

The economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to a Proven Mineral Reserve.

proven mineral reserve	The economically mineable part of a Measured Mineral Resource. A Proven Mineral Reserve implies a high degree of confidence in the Modifying Factors.

In addition, we use the following defined terms in this Prospectus:

AGM	Our principal asset, the Asanko Gold Mine located in Ghana, West Africa. The AGM may also be referred to as the “Project”
AISC/oz (all-in sustaining cost per ounce of gold)

This is a non-GAAP financial measurement which the Company has adopted using World Gold Council's guidance for calculation of this number. AISC include total cash costs, corporate overhead expenses, sustaining capital expenditure, capitalized stripping costs and reclamation cost accretion for each ounce of gold sold. AISC is intended to assist the comparability of the Company’s operations with those of other gold producers who disclose operating results using the same or similar guidance standards.

Au	Chemical symbol for gold
brownfields

A reference to a mining project situated in an existing mining area with the result that environmental approval procedures are generally expedited (as contrasted with a “greenfields” project which is a mine proposed for a previously non-mining area or an altogether undisturbed area.

Carbon-in-leach process or “CIL”

a process used to recover dissolved gold inside a cyanide leach circuit. Coarse activated carbon particles are introduced in the leaching circuit and are moved counter-current to the slurry, absorbing dissolved gold in solution as they pass through the circuit. Loaded carbon is removed from the slurry by screening. Gold is recovered from the loaded carbon by stripping in a caustic cyanide solution followed by electrolysis. CIL is a process similar to CIP (carbon-in- pulp) except that the gold leaching and the gold absorption are done simultaneously in the same stage compared with CIP where the gold-absorption stage follows the gold-leaching stage.

concentrate	a product containing the valuable metal and from which most of the waste material in the ore has been eliminated.
contained ounces	means ounces in the mineralized rock without reduction due to mining loss or processing loss.
cut-off grade	the lowest grade of mineralized material considered economic; used in the estimation of mineral reserves in a given deposit.
depletion	the decrease in quantity of mineral reserves in a deposit or property resulting from extraction or production during a particular period.
DFS and 12/17 DFS

The “Definitive Feasibility Study” technical report for the Asanko Gold Mine originally filed on SEDAR on July 18, 2017, which was subsequently amended and restated on December 20, 2017 (the latter version is herein the “12/17 DFS”).

dilution	an estimate of the amount of waste or low-grade mineralized rock which will be mined with the ore as part of normal mining practices in extracting an ore body.
Exchange Act	The United States Securities Exchange Act of 1934, as amended
Ghana	The Republic of Ghana
g/t Au	Reference to ore grade, it means gram of gold per tonne (1 gm/t is equivalent to one part per million)
grade	the relative quantity or percentage of metal or mineral content.
IFRS	International Financial Reporting Standards.
LoM	Life of mine
Mt	Million tonnes
Mtpa	Mt per annum
NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators
NYSE American	NYSE American Stock Exchange
ounce	refers to one troy ounce, which is equal to 31.1035 grams
Project	the Asanko Gold Mine, also known as the “AGM”
Project 5M or P5M

Project 5M (or “P5M”) is a two-stage planned upgrade to the AGM with first stage being the upgrade of the CIL plant’s throughput to 5Mtpa and the second stage to expand mining operations to integrate the Esaase deposit, including the construction of a 27-kilometer overland ore conveyor. Stage one has an estimated capital cost of US$22 million and the stage two cost is estimated at US$128 million.

Project 10M or P10M

Project 10M (or “P10M”) means a future expansion project of the AGM which has the potential to increase production from about 200,000 ounces per annum to over 450,000 ounces per annum. Project 10M requires the construction of an additional 5Mtpa CIL plant to double throughput from 5Mtpa to 10Mtpa at an estimated cost of some US$200 million.

qualified person

an individual who is an engineer or geoscientist with a university degree, or equivalent accreditation, in an area of geosciences, or engineering, relating to mineral exploration or mining who has at least five years of experience in mineral exploration, mine development or operation, or mineral project assessment, or any combination of these, that is relevant to his or her professional degree or area of practice, and who has experience relevant to the subject matter of the mineral project or technical report, and who is in good standing with a professional association, as more fully referenced in NI 43-101

RC	reversed circulation (a method of drilling)
recovery	the proportion of valuable material obtained during mining or processing. Generally expressed as a percentage of the material recovered compared to the total material present
SAG	semi-autogenous grinding (ore is tumbled to smash against itself)
SEDAR	System for Electronic Document Analysis and Retrieval available on the Internet at www.sedar.com, (the Canadian securities regulatory filings website)
SEC	The United States Securities and Exchange Commission
stripping	in mining, the process of removing overburden or waste rock to expose ore
tailings	the material that remains after metals or minerals considered economic have been removed from ore during processing
Tailings Storage Facility or TSF	a containment area used to deposit tailings from milling
tonne

Is commonly referred to as the metric ton in the United States, is a metric unit of mass equal to 1,000 kilograms; it is equivalent to approximately 2,204.6 pounds, 1.102 short tons (US) or 0.984 long tons (imperial).

TSX	Toronto Stock Exchange
U.S. Securities Act	The United States Securities Act of 1933, as amended

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING ESTIMATES OF
RESERVES AND MEASURED, INDICATED AND INFERRED RESOURCES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101 and CIM Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

The Prospectus includes mineral reserve estimates that have been calculated in accordance with NI 43-101 and CIM Standards, as required by Canadian securities regulatory authorities. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and CIM standards. These definitions differ from the definitions adopted by the SEC in the SEC’s Industry Guide 7.

In addition, the Prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. We advise investors that while those terms are recognized and required by Canadian regulations, these terms are not defined terms under SEC Industry Guide 7, are not recognized by the SEC and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into either NI 43-101 or SEC defined mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in rare cases.

It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resources will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources, or inferred mineral resources in the Prospectus is economically or legally mineable.

Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

For the above reasons, information contained in the Prospectus and the documents incorporated by reference herein containing descriptions of the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED
STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with IFRS, as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars (“US dollars”). References to “C$” are to Canadian dollars and references to “$” are to US dollars.

Except as otherwise noted in our 2016 AIF and the Company’s financial statements and related management’s discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus, the financial information contained in such documents is expressed in US dollars. The Company operates in Ghana, which has as its national currency the Ghanaian Cedi. However, a large proportion of supplies and services available in Ghana are priced in US dollars. Exchange rates between US dollars and Ghanaian Cedi follow below the Canadian: US dollars exchange table.

The high, low, average and closing noon rates for the US dollar in terms of Canadian dollars for each of the financial periods of the Company ended September 30, 2017, December 31, 2016, and December 31, 2015, as quoted by the Bank of Canada, were as follows:

	Nine months ended	Year ended December	Year ended
	September 30, 2017	31, 2016	December 31, 2015
		(expressed in Canadian dollars)
High	1.3743	1.4589	1.3990
Low	1.2128	1.2544	1.1728
Average	1.3074	1.3248	1.2787
Closing	1.2480	1.3427	1.3840

On January 12, 2018, the exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.2504.

The high, low, average and closing noon rates for the Ghanaian Cedi in terms of US dollars for each of the financial periods of the Company ended September 30, 2017, December 31, 2016, and December 31, 2015, as quoted by the Bank of Canada, were as follows:

	Nine months ended	Year ended December	Year ended
	September 30, 2017	31, 2016	December 31, 2015
		(expressed in US dollars)
High	0.2402	0.2644	0.3125
Low	0.2172	0.2381	0.2306
Average	0.2303	0.2557	0.2692
Closing	0.2276	0.2381	0.2635

On January 12, 2018, the exchange rate for the Ghanaian Cedi in terms of US dollars was cedi 1.00 = $0.2196.

THE COMPANY

Asanko is a Canadian-incorporated gold miner with a single mine operation in the Republic of Ghana. The Company’s primary asset is the AGM located in Ghana, West Africa. The mine has been commercially operating since 2016 and is planned to be expanded in two phases. The construction of the current mine, which includes a 3Mtpa CIL processing facility and associated infrastructure, was completed in early 2016 within budget and ahead of schedule. Gold production commenced in January, 2016, with commercial production status declared on April 1, 2016. The base AGM operation reached steady-state production levels by the end of the second quarter of 2016 and has operated at processing rates of 20% above design since achieving steady-state. Gold production is expected to be about 205,000-225,000 ounces for calendar 2017.

Asanko has developed plans for two production expansions, which combined have the potential to increase production to about 450,000 ounces per annum. These projects are named with reference to their projected throughput of ore so that Project 5M will upgrade the existing CIL plant’s throughput from 3.6Mtpa to 5Mtpa. The first stage of Project 5M, the brownfield modifications and upgrades to the CIL processing plant to increase throughput to 5Mtpa, was approved in November 2016 and is in process. The Company has completed the volumetric upgrades to the plant under budget and ahead of schedule. The second stage of Project 5M includes the construction of a 27km overland conveyor to integrate the nearby Esaase deposit, which, along with the development of the Esaase deposit, is estimated to have a total capital cost of $128 million. The decision to proceed with the second stage of P5M has been deferred until 2018.

A second planned expansion project, known as Project 10M, comprises the construction of an additional 5Mtpa CIL ore processing plant in order to double plant capacity from 5Mtpa to 10Mtpa. The timing of the second stage of Project 5M or Project 10M will be at the Board’s discretion and is also dependent on the Company’s balance sheet, financing opportunities as well as favourable market conditions. These two expansion projects were originally analyzed in a technical report called “Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” with an effective date of June 5, 2017. This report was amended and restated to clarify certain of its contents and filed on SEDAR on December 27, 2017. (the amended version being herein the “12/17 DFS”). The 12/17 DFS is the primary source for the current technical information referenced in this Prospectus.

Corporate Group Structure Planned Simplification

The Company is in the process of implementing a reorganization of its corporate group structure which has existed since its acquisition of the previously publicly traded PMI Gold Corp in 2014. The simplification will not have material tax or financial consequences to shareholders but is expected to result in some cost savings through elimination of redundant corporate entities and a more efficient structure. As of the date hereof, the reorganization remains subject to certain third party consents including the Government of Ghana but is expected to be completed in Q1 2018 unless any of the required consents are, for some reason which is not currently foreseeable, refused or delayed. Before, that is, as of the date hereof, (right-hand side) and after (left-hand side) Asanko corporate group organization charts are expected to be as follows:

Before 2018
Asanko Gold Inc. [Canada]
100%
100%
Askanto International (Barbados) Inc. [Barbados]
PMI Gold Corporation [Canada]
100%
Askanko Gold (Barbados) Inc. [Barbados]
100%
90%
100%
100%
Asanko Gold Exploration (Ghana) Ltd. [Ghana]
Asanko Gold Ghana Limited [Ghana]
Adansi Gold Company (GH) Limited [Ghana]
Asanko Gold South Africa (PTY) Ltd. [South Africa]
100%
Asanko Gold Mine
After 2018
Asanko Gold Inc. [Canada]
100%
Asanko International (Barbados) Inc.
[Barbados]
100%
Asanko Gold (Barbados) Inc.
[Barbados]
100%
90%
100%
Adansi Gold Company (GH) Limited
[Ghana]
Asanko Gold Ghana Limited
[Ghana]
Asanko Gold South Africa (PTY) Ltd.
[South Africa]
100%
Asanko Gold Mine

Figure 1 Asanko Corporate Group and its Planned Simplification

THE ASANKO GOLD MINE

Current Technical Report- the 12/17 DFS

Subsequent to the filing of the Company’s 2016 AIF on March 16, 2017, the Company filed its DFS on July 18, 2017. The DFS was amended and restated on December 20, 2017 (the “12/17 DFS”) to revise and clarify some of the contents of the original DFS. This Prospectus incorporates by reference disclosure from both the 2016 AIF and the 12/17 DFS, however the narrative in this Prospectus focuses on highlighting matters which have been revised or refined since the 2016 AIF through to the filing of the 12/17 DFS.

The summary disclosure herein about the AGM is supported by the 12/17 DFS and is qualified by reference to the entire 12/17 DFS. Readers seeking details beyond the summarized information contained in this Prospectus and the 2016 AIF, are encouraged to review the full 12/17 DFS filed under the Company’s profile at www.sedar.com on December 27, 2017.

Project Description and Location

The AGM (or ‘Project”) comprises two mining concessions, seven mining leases and a number of prospecting licenses aggregating some 679 sq. km over a 30km strike-length in the Asankrangwa Gold Belt in Ghana. This gold belt lies within the Amansie West District of the Ashanti Region of Ghana, as illustrated in the map below. The leases, licenses and the two mining concessions (Obotan and Esaase) are all owned 100% by Asanko Gold Ghana Limited (“Asanko Gold Ghana”) which is a 100% indirectly owned Ghanaian subsidiary. Ownership of mineral interests in Ghana are subject to a 10% free carried interest (described further below) in favour of the Government of Ghana.

Figure 2 Asanko Gold Mine Location

The following map shows the location of the various mining tenements comprising the AGM along with the proposed route of the P5M (Stage 2) ore conveyor:

Figure 3 AGM Concessions and Leases

The Company ‘s mining leases are summarized in the table below. The mining lease concessions cover an area of approximately 213.2 km.

Asanko Gold Mine Mining Licenses

Tenement name	Licence Category	100% owned title holder	Minerals Commission	Status of licence	Area Km²
Datano	Mining Lease	Asanko Gold Ghana – 100%	PL 6/32/Vol 3	Valid-ML renewal	53.78
Abore	Mining Lease	Asanko Gold Ghana – 100%	PL 6/303	Valid-ML received	28.47
Abirem	Mining Lease	Asanko Gold Ghana – 100%	PL 6/303	Valid-ML received	47.13
Adubea	Mining Lease	Asanko Gold Ghana – 100%	PL 6/310	Valid-ML received	13.38
Esaase	Mining Lease	Asanko Gold Ghana – 100%	PL 6/8/Vol.8	Valid-ML received	27.03
Jeni River	Mining Lease	Asanko Gold Ghana – 100%	RL 6/21	Valid	43.41
Miradani	Mining Lease	Asanko Gold Ghana – 100%	PL 6/22	Valid	14.98

The Obotan, Esaase, Abore, Abirem, Datano, Jenni River and Adubea Mining Leases contain all of the mineral resources defined to date. All other concessions held by the Company in the area contain exploration potential defined to date and in some instances locations for infrastructure. The Ghana Environmental Protection Agency (“EPA”) grants permits on a perennial basis to conduct exploration. The Company believes that all permitting is up to date with governmental permitting requirements and in good standing.

All Ghanaian concessions are subject to a 10% free carried interest in favour of the Ghanaian government. The government interest is reflected in an entitlement based on 10% of profits available for dividend distributions in the Company’s operating subsidiary (Asanko Gold Ghana Limited). The free-carried interest does not entitle or obligate the government to contribute any capital. The Ghanaian government receives its 10% only when dividends are declared by Asanko Gold Ghana, although the Company recognizes the Ghanaian government`s 10% entitlement on an ongoing basis. The leases are also subject to a 5% royalty payable to the Government of Ghana. The Adubea concession is also subject to an additional 0.5% gross revenue royalty to a predecessor owner, as is the Esaase mining lease. There is also a 35% income tax rate on taxable income earned in Ghana. Changes of control in the owners of mining rights in Ghana are subject to Ghanaian government approval.

Accessibility, Climate, Infrastructure and Physiography

The AGM concessions and leases are located approximately 250 km northwest of the capital Accra, and about 50 km to 80 km southwest of the regional capital of Kumasi. There are several local villages near the AGM project areas, with the villages of Tetrem and Esaase being in close proximity to the Esaase deposit. Mining personnel are readily available in Ghana, due to its long tradition of gold mining, with a highly skilled workforce and numerous mining operations in the country. Gold accounts for some 48% of Ghanaian exports. Several other gold mining companies operate there.

There are daily flights from Accra to Kumasi flown by several airlines. In addition, there is an airstrip located adjacent to the Obatan project site west of the Nkran village, which is used by the AGM to transport staff and critical service providers to and from Accra on bi-weekly return trips. Existing road access to the site is available from the west, south and east, but the main access used will be from the ports of Tema and Takoradi to the south via Kumasi, or Obuasi. The total distance from Tema to the project site, via Kumasi is approximately 400 km.

The AGM is located in hilly terrain dissected by broad, flat drainages that typically form swamps in the wet season between May and late October. Hill tops are generally at very similar elevations, reflecting the elevation of a previous erosional peneplane that is now extensively eroded. Maximum elevations are around 80m above sea level, but the areas impacted by the AGM deposits generally lie at less than 50m elevation. Despite the subdued topography, hill slopes are typically steep. Ecologically the AGM area is situated in the wet evergreen forest zone.

History

There have been no updates to the history of the Project since the 2016 AIF. The project lies on the Asankrangwa Gold Belt and much of the Project area has seen historical workings from artisanal miners. There are 9 known deposits comprising the AGM located in 11 pits (see Fig 3). The Nkran area in particular has a history of artisanal gold mining that dates back many generations and remains quite extensive to the present day. In the late 1980’s, Nkran attracted the attention of explorers and by early 1995 resource estimates were being reported. Resolute Mining Limited (“Resolute”) started initial mining at Nkran in 1997 and by May 1997, the first gold was poured. Resolute reportedly produced about 730,000 ounces before closing the mine. Mining operations ceased in 2002 due to low gold prices and the concessions were reclaimed and returned to the Government of Ghana.

The Abore area was covered in a prospecting concession granted to the Oda River Gold small-scale mining licence (Asuadai prospect) at Adubea in 1991. Early artisanal pits focused mainly on narrow quartz veins associated with the stock work system. Extensive drilling in the area (mainly RC, but considerable diamond drilling as well) has outlined a sizeable resource (now known as the Abore north prospect). In early 2001, an agreement was reached with Resolute whereby ore was trucked from Abore north to the Resolute plant for treatment.

During the late 1990’s, the Resolute plant started to process oxide ores from the Adubiaso gold deposit, located about 7.5 km north-north-west of Nkran. There were no known historical workings on this area. The Asuadai prospect has predominantly been worked by local artisanal miners who have undertaken minor pitting in the region down to 5m to 10m through the oxide material in order to expose these stock work vein sets. There were no known formal historical mining workings on this area. There was no historical exploration or mining activity known at Dynamite Hill.

Predecessors had reportedly recovered an estimated 200,000 oz of alluvial gold on the Esaase concession and another 300,000 oz downstream on the Jeni River concession, prior to entering into receivership in 2002. It should be noted that previous gold production is of no relevance to the Company’s mine development program, which is entirely focused on the development of in-situ (hard rock) resources.

Geological Setting, Mineralization and Deposit Types

The Project is located in one of several gold belts known in Ghana. A detailed technical discussion of the regional geological setting can be found in the 12/17 DFS. The figures below summarize regional gold occurrences.

A discussion of the significant mineralized zones encountered on the Project, surrounding rock types and relevant geological controls, and the length, width, depth and continuity of the mineralization together with a description of the type, character and distribution of the mineralization as well as the mineral deposit type or geological model or concepts being applied are all reviewed in the 2016 AIF and the 12/17 DFS.

AGM Gold Deposits

The AGM or Project is a collective term for the significant Nkran and Esaase gold deposits plus nine other satellite deposits. These are all located on the Asankrangwa Belt within the Kumasi Basin sediments. AGM mineralization is hosted along multiple parallel shear corridors, which is typical of other Ghanaian gold deposits. A majority of deposits are sediment or intrusive hosted. One deposit, Nkran, was previously exploited by Resolute (1997-2001). The Nkran pit was dewatered and reopened by the Company in 2015- 2016.

Although each gold occurrence within the AGM has its own idiosyncrasies, geological and geophysical studies have advanced a similar mine scale setting for all the deposits discovered to date. There is an underlying structural relationship between reactivated WNW basement structures and the dominant NE-SW shears that have juxtaposed the sandstone, siltstone and lesser shale meta-sedimentary packages, coupled by N-S structures that may control flexures in the steeply dipping sediments.

Gold mineralisation has occurred at least twice at two or more distinct deformational events. Gold occurs largely as free particles. It is deposited in economic concentrations predominantly around zones of rheological contrast between sandstone (porous) and siltstone facies (non-porous) that are commonly subvertical shear zones, as well as in late, shallow dipping conjugate quartz vein arrays that transgress rheologically contrasting meta-sedimentary units and the later granite intrusives.

The Project deposits are all located along major shear zones with cross- cutting faults. The mineralisation is directly related to the structural setting and specific lithological units. Delineated geological models based on lithological- structural interpretations form the basis for the MRE. Lower grade background lithologies host higher grade veins, and the individual mineralisation boundaries of these high-grade veins can be difficult to define.

Previous Exploration

The nature and extent of the exploration work conducted by the Company, including a summary and interpretation of the relevant results, is contained in the 12/17 DFS. The work formed the basis for the decision in 2014 to proceed to commercial production which was achieved in 2016. Ongoing exploration is discussed below under “Planned Exploration”.

Drilling

In excess of 1,200 km of drilling has been effected on the various deposits on the AGM property. This drilling included some 651 diamond drill holes over 151,686 meters, 2,567 reverse circulation drill holes over 248,570 meters, and 105,931 rotary air blast drilling, over some 727,289 meters, as summarized in the table below. The results of this drilling are discussed in detail in the 12/17 DFS on an area by area basis.

Sampling, Analysis and Data Verification

The Company’s sampling and assaying including sample preparation methods and quality control measures employed before they are sent to an analytical or testing laboratory, the security measures taken to ensure the validity and integrity of samples taken, assaying and analytical procedures used and quality control measures and data verification procedures, as well as their results are discussed in detail in the 12/17 DFS, which does not materially change any disclosure from the 2016 AIF. The Company and its QPs consider the data collection and verification procedures used to represent good industry practice.

Mineral Processing and Metallurgical Testing

The Company conducted extensive testing of mineral processing and metallurgical testing before construction of the AGM. These tests and the process flow diagram are detailed in the 12/17 DFS which does not materially vary from disclosures in the 2016 AIF. The Company’s experience from over 18 months of commercial operations is that the predicted gold recoveries of over 94% are being consistently realized (see operating results table for the nine months to September 30, 2017 below).

Mineral Resource Estimates

The Company’s mineral resource estimates for the AGM includes resources estimated at each of the Nkran, Adubiaso, Adubiaso Extension, Nkran Extension, Abore, Dynamite Hill, Asuadai, Akwasiso, Esaase Main, Esaase B and Esaase D deposits.

The mineral resources and mineral reserves, the effective date of the estimates, the quantity and grade or quality of each category of mineral resources and mineral reserves, the key assumptions, parameters, and methods used to estimate the mineral resources and mineral reserves, the extent to which the estimate of mineral resources and mineral reserves may be materially affected by metallurgical, environmental, permitting, legal, title, taxation, socio-economic, marketing, political, and other relevant issues are all discussed in the 12/17 DFS. The 12/17 DFS reflects some changes to these factors from the 2016 AIF, which are discussed below.

The principal change from the resources reported in the 2016 AIF is that during 2017 the Company augmented its mineral resource disclosure to calculate mineral resources using a lowered constraining gold price of $1,500/oz as opposed to the previously used $2,000/oz constraining price. As a result of using the $1,500/oz constraining price the Company’s aggregate measured and indicated mineral resource estimate decreased 12% but mineral reserves estimates remained unchanged from the 2016 AIF (101 million tonnes at an average grade of 1.57 g/t resulting in 5.1 million ounces of contained gold, based on a $1,300/oz gold price.) The AGM mineral reserves, which are the economically viable portion within the US$1,500/oz pit shell resources, are estimated at a US$1,300/oz Au price. Based on the DFS, the AGM mineral reserves support a variable LoM between 21 years, if the Company only processes 5Mtpa (P5M) or 12 years if the Company decides to double its processing capacity to 10Mtpa (P10M).

In summary, with respect to the AGM mineral resource and reserve disclosures, it should be noted that:

•	The Company has adjusted the mineral resource constraining Au price shell from US$2,000/oz Au to US$1,500/oz Au

•	All Mineral Resources are stated inclusive of Mineral Reserves

•	The adoption of a US$1,500/oz Au resource shell does not impact stated Mineral Reserves

•	Economic evaluation of the AGM is based on Mineral Reserves, not Mineral Resources

•

Given that the AGM has between a 12 and 21 year LoM based on current mineral reserves, US$1,500/oz was deemed by CSA as an appropriate future gold price for the potential of “eventual economic extraction” and best practice Mineral Resource disclosure

Cut-off Grade Estimate

The AGM Mineral Resource cut-off grade (0.5 g/t Au) is based on the actual operating expenditure for the Nkran pit. The operating costs for the Nkran pit opencast mining from April 2016 (commencement of commercial production) to the end of May 2017 have been used as a basis of establishing a pay limit or break-even grade, as set out in the table below. The analysis indicates a pay limit of 0.45 g/t Au. This supports the application of a cut-off grade of 0.50 g/t Au for Mineral Resource disclosure. This cut-off has been deemed appropriately conservative for this purpose and validated by CSA.

Updated Mineral Resource Estimate

The Company’s updated MRE as determined in the 12/17 DFS using a $1,500 pit-shell constraining gold price is summarized in the following tables:

AGM Measured and Indicated Resources
31st December, 2016 (Akwasiso 25th April 2017) at a 0.5 g/t Au cut-off within a US$1,500/oz Au shell
Deposit	Measured Resources			Indicated Resources			Total Measured and Indicated Resources
	Mt	Au g/t	Au Moz	Mt	Au g/t	Au Moz	Mt	Au g/t	Au Moz
Esaase Main	26.49	1.38	1.17	57.53	1.38	2.55	84.02	1.38	3.72
Nkran Main	5.50	1.68	0.30	24.57	1.81	1.43	30.07	1.78	1.72
Akwasiso	-	-	-	6.33	1.50	0.31	6.33	1.50	0.31
Abore	2.23	1.41	0.10	3.09	1.48	0.15	5.33	1.45	0.25
Dynamite Hill	-	-	-	3.41	1.48	0.16	3.41	1.48	0.16
Adubiaso	1.38	1.89	0.08	1.35	1.72	0.07	2.73	1.8	0.16
Esaase D	0.83	1.11	0.03	1.16	1.42	0.05	2.00	1.29	0.08
Esaase B	0.75	1.01	0.02	1.90	0.78	0.05	2.65	0.84	0.07
Asuadai	-	-	-	1.88	1.22	0.07	1.88	1.22	0.07
Adubiaso Ext	0.16	1.96	0.01	0.26	1.71	0.01	0.42	1.61	0.02
Nkran Ext	-	-	-	0.19	2.70	0.02	0.19	2.7	0.02
Total	37.34	1.43	1.72	101.67	1.49	4.87	139.01	1.47	6.59

AGM Inferred Resources
31 December 2016 (Akwasiso 25 April 2017): 0.5 g/t Au cut-off within a US$1,500/oz Au Shell
Deposit	Inferred
	Mt	Au g/t	Au oz	Au Moz
Esaase Main	0.09	1.08	2,812	0.003
Nkran Main	0.31	1.86	18,319	0.018
Abore	1.28	1.61	66,084	0.066
Dynamite Hill	0.21	1.58	10,726	0.011
Akwasiso	0.18	0.81	4,611	0.005
Adubiaso	0.01	1.92	364	0.000
Esaase D	1.01	1.26	40,916	0.041
Esaase B	2.12	0.86	58,278	0.058
Asuadai	0.63	1.75	35,115	0.035
Adubiaso Ext	0.14	3.10	13,741	0.014
Nkran Ext	0.01	1.02	254	0.000
Total	5.96	1.31	250,966	0.251

The following demonstrates the overall impact on the 2016 AIF MRE which used a $2,000 pit-shell constraining gold price:

Table 1: Asanko Gold Mine Global Mineral Resource Estimate (“MRE”)

Constraining Gold Price	Measured			Indicated			Total (M&I)
	Mt	g/t Au	Moz	Mt	g/t Au	Moz	Mt	g/t Au	Moz
$2,000/oz	37.4	1.42	1.70	123.0	1.46	5.79	160.4	1.45	7.49
$1,500/oz	37.3	1.43	1.72	101.7	1.49	4.87	139.0	1.47	6.59

All pits use a cut-off of 0.5g/t Au. All figures are rounded to reflect appropriate levels of confidence.

Mineral Reserves Estimates

The Mineral Reserve Estimates (“MRev”) for the AGM is shown in the table below.

Table 2 Summary of AGM Mineral Reserves

Deposit	Classification	Tonnage (Mt)	Grade (g/t Au)	Content (Moz Au)
Nkran	Proven	4.40	1.85	0.26
	Probable	18.37	1.93	1.14
	Total	22.77	1.91	1.40
Nkran Ext	Proven	0.11	2.47	0.01
	Probable	0.08	1.91	0.00
	Total	1.19	2.24	0.01
Abore	Proven	1.59	1.44	0.07
	Probable	1.60	1.53	0.08
	Total	3.18	1.48	0.15
Adubiaso	Proven	1.04	2.00	0.07
	Probable	1.04	1.82	0.07
	Total	2.09	2.08	0.14
Adubiaso Ext	Proven	0.12	1.66	0.01
	Probable	0.09	1.34	0.00
	Total	0.21	1.53	0.01
Dynamite Hill	Proven	-	-	-
	Probable	2.84	1.49	0.14
	Total	2.84	1.49	0.14
Akwasiso	Proven	-	-	-
	Probable	4.95	1.51	0.24
	Total	4.95	1.51	0.24
Asuadai	Proven	-	-	-
	Probable	1.30	1.09	0.05
	Total	1.30	1.09	0.05
Total Obotan Reserve	Proven	7.26	1.79	0.42
	Probable	30.47	1.76	1.72
	Total	37.74	1.76	2.14
Esaase (Main Pit)	Proven	21.51	1.44	1.00

	Probable	41.05	1.47	2.94
	Total	62.57	1.46	2.94
Esaase (B Zone)	Proven	0.10	0.83	-

	Probable	0.00	0.92	-
	Total	0.10	0.83	-
Esaase (D Zone)	Proven	0.20	1.05	0.01

	Probable	0.40	1.70	0.02
	Total	0.60	1.56	0.03
Total AGM Reserve	Proven	29.08	1.52	1.42

	Probable	71.92	1.59	3.68
	Total	101.00	1.57	5.11

Source: 12/17 DFS

The Nkran, Dynamite Hill and Akwasiso deposits have been estimated using the updated MRE that was prepared by CSA Global (“CSA”) in 2016. The MRev for Esaase, Abore, Adubiaso, Asuadai, Adubiaso Extension and Nkran Extension deposits were estimated using the resource model that was prepared by QP Charles J. Muller (the “CJM Esaase MRE”). CSA validated the CJM Esaase MRE. The Mineral Reserves are, generally speaking, the portion of the Measured and Indicated Mineral Resources that have been identified as being economically extractable and which incorporate mining losses and the addition of waste dilution.

The MRev for each of the deposits were developed through an open pit optimisation analysis utilising industry standard and accepted 3D Lerchs-Grossmann algorithm to determine the economic pit limits based on technical, financial and cost inputs. These inputs include unit mining costs, processing costs, general and administrative costs, and unit revenue estimates. Pit optimisation technical parameters include pit footprint constraint, estimates of mining dilution, mining loss, process recovery, and pit overall slope angles. Pit overall slope angles are derived from geotechnical criteria adjusted for the expected haulage ramp layout. Only those ore blocks classified in the Measured and Indicated categories drive the pit optimisation for a feasibility level study. Inferred resource blocks, regardless of grade and recovery, bear no economic value and are treated as waste.

The pit optimisation analysis process identified the pit shell for each of the deposits that should be used as the basis for the open pit detailed design. The additional Measured and Indicated Mineral Resources that are outside the limits of these optimised pit shells were not considered for an underground mining operation. The identified pit-shells resulting from the open pit optimisation analysis were used in conjunction with the pit slope recommendations and technical parameters to execute a detailed mine design and associated mine schedule. Only Measured and Indicated material (modified for dilution and ore-loss) above the economic cut-off grades are reported as Mineral Reserves. There are no known modifying factors such as environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other such issue which would preclude mining these deposits. Furthermore, the estimate of Mineral Reserves reflects all material mining, metallurgical, infrastructure, and other relevant factors.

Reserves for each pit are based on detailed pit designed informed by $1,300/oz pit shells. Minimum economic cut-off grade for the Esaase deposit is 0.6g/t Au. All other pits use an economic cut-off grade of 0.5g/t Au and 0.7g/t Au for oxide and fresh (non-oxide) material, respectively. No inferred, deposit, or mineralised waste contributes value to the pit optimisation or is included in the Mineral Reserves. Proven and Probable Mineral Reserves are modified to include ore-loss and dilution. Reserves exclude Obotan surface stockpiles (as at 1st April 2011) of 1.95 Mt @ 1.22g/t Au. Mineral Reserves exclude approximately 10Mt at 0.55g/t Au of very low-grade material in the measured and indicated categories contained within the Esaase main pit design.

Mining Operations

The 12/17 DFS details the mining operations, which do not vary materially from the description in the 2016 AIF.

The AGM comprises 9 known deposits across 11 pits and a single mill and CIL processing facility. Mining operations have been underway at the first pit (Nkran) since 2015 and since June, 2017 also at Akwasiso which is 3kms from the CIL plant. At Akwasiso approximately 20,000 tonnes per month (“tpm”) oxides are expected to be mined in Q3 & Q4 2017 with fresh ore commencing H1 2018. The Akwasiso mining contractor is a local Ghanaian contractor, Thonket Plant Pool Ltd. A third mining operation has now commenced at a third pit, Dynamite Hill, which is located 7kms from the processing plant. Dynamite Hill currently mines limited oxide ore and is expected to do so through Q4 2017, ramping up to 70,000tpm in Q1 2018. This third pit adds flexibility to the AGM operations. The Dynamite Hill operations are conducted by another local mining contractor, Rocksure International Limited.

The AGM sources its electrical power from the Ghanaian power grid and uses conventional open pit, truck and shovel, drill and blast operations. Vegetation, topsoil and overburden is stripped and stockpiled for future reclamation use. The ore and waste rock are mined with 6m high benches, drilled, blasted and loaded into rigid frame haul trucks (94t) by means of hydraulic excavators (17m3). The primary mining fleet of trucks and excavators is supported by standard open-cut drilling and auxiliary equipment. Pit support equipment consists of dozers, graders, fuel bowsers, water bowsers, hydraulic hammer, tractor-loader-backhoe and wheel loaders.

Nkran pit mining operations use a local outside contractor (PW Mining Ghana) which is currently mining Nkran at rate of some 27-30Mtpa. The Nkran equipment comprises three Cat 6030 300t excavators, one Cat 6015 200t excavator and twenty-three Cat 777D trucks.

The CIL processing facility, located near the Nkran pit site is currently operating at rates in excess of 3.6Mtpa and is expected to ramp up to the nameplate 5Mtpa post the commissioning of the P5M upgrades. Crushing capacity has been augmented at the AGM with the inclusion of mobile crushers optimising feed size of harder rock to the SAG mill in order to achieve nameplate milling capacity, despite the reduction in oxide ore availability in 2017. The Company expects to install and commission a permanent secondary crusher in Q2 2018. Tailings (waste rock after processing) are managed in a conventional tailings storage facility. The CIL processing plant was commissioned during Q4 2015 and is achieving gold recoveries in excess of 94%.

The CIL processing plant design is based on a typical single-stage crushing, SAG and ball milling circuit followed by a CIL plant. The flow sheet includes a single-stage jaw crusher that can either feed onto a live stockpile, or directly into an open circuit SAG (complete with pebble crusher) and ball milling unit in closed circuit with classification cyclones. A gravity recovery circuit is utilised to treat a portion of the cyclone underflow stream in order to recover coarse free gold from the recirculating load.

The milled product (cyclone overflow) gravitates to a pre-leach thickener, via a trash removal screen. Thickener underflow is pumped directly to a pre- oxidation stage followed by a seven-stage CIL circuit. Leached gold absorbs onto activated carbon, which flows counter-currently to the gold-bearing slurry. Loaded carbon is directed to the elution circuit while tailings gravitate to the cyanide destruction circuit.

Table 3 AGM Operating Statistics Nine Months Ended September 30, 2017

AGM 2017 Production Statistics	Units	Q3 2017	Q2 2017	Q1 2017
Total Tonnes Mined	000 t	8,519	7,506	6,637
Waste Tonnes Mined	000 t	7,339	6,458	5,620
Ore Tonnes Mined	000 t	1,180	1,048	1,017
Strip Ratio	W:O	6.2:1	6.2:1	5.5:1
Average Gold Grade Mined	g/t	1.8	1.5	1.8
Ore Treated	000 t	862	887	908
Gold Feed Grade	g/t	1.9	1.7	2.0
Gold Recovery	%	94	94	95
Gold Produced	oz	49,293	46,017	58,187

Source: Company records

2018 Outlook

Once the first stage of P5M is completed, the CIL plant will be able to process approximately 5Mtpa whereas the Nkran pit is limited to ore mining rates of approximately 3Mtpa with cyclical ore yields as the various development cuts are executed. The Nkran operation is currently over half-way through the Cut 2 pushback. This second cut will continue through 2018 with exposure of approximately 9mt of ore. Geotechnical redesign of the oxide slopes (in light of the result of a geotechnical review) has added an additional waste strip requirement of 4Mt in 2018. The Company also previously announced a 1.2Mt reduction in the predicted oxide ore tonnes from Akwasiso due to historic artisanal workings as well as additional granitic rock which is harder to process (restricting throughput rates due to high Bond Work Index). However, given that the AGM enjoys multiple (four, currently) ore sources vis-à-vis Nkran, Akwasiso, Dynamite Hill and the 3Mt on-surface stockpile, aggregate targeted throughput of 5Mtpa after stage one of the Project 5M expansion is not expected to be adversely affected.

Akwasiso, where mining operations commenced in June 2017, has limited oxides. 50% of the fresh rock at Akwasiso appears to be hosted in granites at a 1.5 g/t average grade, with some higher grade (2 g/t) areas. Mining at Dynamite Hill ramped up in Q4 2017 and the pit has an estimated 2.8Mt ore with 500,000t oxides grading an average of 1.5 g/t. Stockpiled feed will be required to offset the oxides reductions at Akwasiso, but overall mill feed grade is expected to be consistent with LOM reserve grade. The high Bond Work Index granites will be blended at limited rates into the feed.

Accordingly, the Company’s current forward production guidance is that 2018 production will be similar to 2017. The Company is now on track to meet its (revised) 2017 guidance of 205,000 to 225,000 ounces. Production improvements after 2018 are predicted based on the completion of an optimized P5M implementation plan presently underway.

Processing and Recovery Operations

The 12/17 DFS contains a detailed description of current processing methods and information about test results relating to the recoverability of gold. Actual experience shows gold recoveries averaging above 94% as was predicted by the feasibility work. The Company is now employing new ore movement tracking technologies (measuring heave and swell of ore resulting from blasting), which is improving the reconciliation of gold recovered to ore estimates and predicted recoveries (+7% variance on grade control to resources and +1% variance on mill feed to reserves).

Infrastructure, Permitting and Compliance Activities

The 12/17 DFS details the infrastructure and logistic requirements for the AGM as well as an analysis of each of projects P5M and P10M. The 12/17 DFS also contains information on environmental, permitting, and social or community factors related to the Project. The information is summarized in the 2016 AIF and has not been materially varied by the 12/17 DFS.

The Company’s Environmental and Social Impact Assessment (“ESIA”) filing for Nkran was approved in 2015 by the Ghanaian EPA, resulting in the issuing of an environmental permit. An ESIA for the Esaase pit and the overland conveyor between Esaase and Obotan was submitted to the EPA in November 2016 and the environmental permit was granted in January 2017. Detailed baseline studies were completed and this provided the required level of information for development of the ESIA.

Air quality, noise, surface water hydrology, groundwater hydrogeology, water quality, soil, fauna and flora baseline studies were completed and reports generated. Traffic, socio-economic and medical surveys were likewise completed.

The Company held a number of public forums as part of the environmental permitting for P5M in 2016. This included a visit by senior dignitaries from the Esaase community and the EPA to the Sasol Ltd. operation at Secunda in South Africa to see one of the world’s longest single-flight overland conveyors.

The Company engages regularly with a number of stakeholder groups and committees as platforms through which to provide project updates; address concerns and discuss matters of mutual interest. The Company also engages with local government and village leaders, including: Amansie West District Assembly; Ministry of Food and Agriculture; Ghana Health Service; Land Valuation Board; Environmental Protection Agency; Forestry Commission; Minerals Commission; Inspectorate Division of Minerals Commission; Water Resources Commission. The Company views its relationships with mining regulatory authorities and local communities as positive. The AGM employs a 98% Ghanaian workforce and in 2016 won the award for the Ghanaian Corporate Social Investment Project of the year. The AGM has enjoyed an industry leading safety record (0.19 lost time injury frequency rate per million man-hours).

Capital and Operating Costs

As at September 30, 2017, the Company’s mineral properties plant and equipment related to the AGM had a net carrying value of $582 million. This figure included acquisition and mine construction costs capitalized under IFRS less applicable depletion and depreciation since the commencement of commercial production in April, 2016.

The Company’s anticipated mine operating costs are analyzed in the 12/17 DFS. Actual experience with production operating costs (and gold revenues) during the nine months year-to-date to September 30, 2017 is summarized in the following table:

Table 4 AGM Operating Cost Statistics – Nine Months Ended September 30, 2017

Operating Cost and Related Information- Quarters 1, 2 and 3, 2017
	Q3	Q2	Q1
Waste Mined ('000t)	7,339	6,457	5,620
Ore Mined ('000t)	1,181	1,049	1,017
Strip Ratio (W:O)	6.2:1	6.2:1	5.5:1
Mining Cost ($/t mined)	3.35	3.22	3.89
Ore Treated ('000t)	862	887	908
Gold Feed Grade (g/t)	1.9	1.7	2.1
Gold Recovery (%)	94	94	95
Processing Cost ($/t treated)	12.94	12.80	13.36
Gold Production (oz)	49,293	46,017	58,187
Gold Sales (oz)	50,241	48,461	57,812
Average Realised Gold Price ($/oz)	1,265	1,238	1,199
Operating Cash Costs[1] ($/oz)	485	572	578
Total Cash Costs ($/oz)[2]	549	634	638
All-in Sustaining Costs ("AISC")[3] ($/oz)	975	930	956
All-in Sustaining Margin ($/oz)	290	308	243
Gross Gold Revenue ($m)	63.5	60.0	69.3
Production Costs, including Royalties ($m)	28.0	31.3	37.7
Income from Mine Operations ($m)	17.9	14.5	15.1

Source: Company records
Notes

1Non-GAAP Performance Measures

The Company has included certain non-GAAP performance measures in this Prospectus, including operating cash costs, total cash costs, all-in sustaining costs per ounce of gold sold and all-in sustaining margin. These non-GAAP performance measures do not have any standardized meaning. Accordingly, these performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Refer to the Q3 2017 MD&A for a reconciliation of the non-GAAP performance measure to the nearest GAAP measure.

2 Operating Cash Costs per ounce and Total Cash Costs per ounce

Operating cash costs are reflective of the cost of production, adjusted for share-based payments and by-product revenue for each ounce of gold sold. Total cash costs include production royalties of 5%.

3 All-in Sustaining Costs Per Gold Ounce

The Company has adopted the reporting of "all-in sustaining costs per gold ounce" ("AISC") as per the World Gold Council's guidance. AISC include total cash costs, corporate overhead expenses, sustaining capital expenditure, capitalized stripping costs and reclamation cost accretion for each ounce of gold sold.

Planned Development, Production and Exploration

P5M

The 12/17 DFS analyzes two expansion scenarios for the AGM. The first expansion scenario is referred to as Project 5M or P5M (as it targets AGM achieving 5 million tonnes of annual ore throughput). The first stage of P5M, the brownfield modifications and upgrades to the CIL processing plant to increase throughput from the previous level of 3.6Mtpa to 5Mtpa, was approved in November 2016 and is in progress. The Company has completed the volumetric upgrades to the plant under budget and ahead of schedule. This first stage of P5M is expected to be funded from cash on hand and operating cash flows. To September 30, 2017, the Company has spent some $21.2 million on the first phase of P5M.

The second stage of P5M is to develop the Esaase deposit for production. It is expected that the Esaase deposit will be developed using open pit mining conducted by a contractor (like the three existing mining operations). Mining activities will initially mine oxide ore to open up the deposit under a mining schedule that will allow both oxide and fresh ore to be delivered to the 5Mtpa CIL processing facility. The ore will be transported to the upgraded CIL plant via a 27km overland conveyor, which is to be constructed as a part of the second stage of P5M. The Environmental Permit and Mine Operating Permit were received in January 2017 from the Ghanaian EPA and the Ghanaian Minerals Commission, respectively. The capital cost associated with P5M was estimated at $22.0 million for the plant upgrade, $78.0 million for the conveyor, $32.0 million for the development of the Esaase deposit and associated infrastructure and $17.0 million for front-end engineering design for a total of approximately $149 million.

The P5M volumetric upgrades involved increasing processing capability to 9,000 tonnes per day (“tpd”) fresh ore (3Mtpa) and 6,000tpd oxide ore (2Mtpa). The goal was to achieve at least 13,500tpd capability with a 93% of fresh/oxide blend vs. plan of 60%. The AGM is currently feeding a higher quantity of fresh ore tonnes with temporary mobile crushers. A secondary crusher is expected to be installed and commissioned during Q2 2018. The P5M upgrade to the recovery circuit includes installing an ILR & Knelson concentrator, a second oxygen plant and expanding the electro-winning capacity in the gold room.

The proposed 27km ore conveyor was determined to be superior to trucking as it would reduce the transportation portion of the operating costs to $0.37/t. Once constructed, the overland conveyor is expected to carry approximately 2Mtpa from Esaase to the CIL plant with an ability to ramp-up to 7Mtpa once the P10M expansion is commissioned.

The Company is also pursuing an optimization process involving an analysis of the current P5M pits to optimize the pit model for strip ratio in order to minimize AISC without adversely affecting the ability to proceed to P10M (see below). Such optimization also includes a review of pit sequencing, ore cut-off grades, and fresh/oxide ore blend ratios.

The Company is reviewing possible options to fund the second stage of P5M, based on the Company’s balance sheet, cash flow from operations and capital market conditions. On a standalone basis, if and when completed, P5M is expected to extend the LoM by approximately 19 years to 2036 and maintain annual production around 250,000 ounces per year.

Project 10M

A second expansion scenario is referred to as Project 10M or P10M as the goal is to achieve ore throughput capacity of 10 million tonnes per year. P10M primarily involves the construction of a second 5Mtpa CIL processing facility similar to the upgraded (from P5M) CIL plant. The additional ore feed would come from the Esaase deposit which would ramp up to 7Mtpa. P10M would require the resettlement of the village of Tetrem, comprising 250 structures, as well as the expansion of the footprint of the existing TSF. Additional ore sources would come from Nkran, and the various satellite pits. In the case of P10M, the LoM is expected to be approximately 10 years, ending in 2027. The capital cost of P10M is estimated at $200 million (in addition to the capital cost of P5M) and would bring annual gold production to a projected 450,000 ounces.

The 12/17 DFS provides an economic assessment of the AGM under three scenarios namely current mine (base case), base case + P5M and base case plus P10M. The resulting net present values are:

•	base case: $482 million;

•	base case + P5M: $658 million;

•	base case + P10M: $811 million.

These figures are based on a gold price of $1,250 and a 5% discount rate. Sensitivity analyses of these models to different assumptions, in particular gold prices, capital and operating costs, are contained in the 12/17 DFS. Other Capital Expenditures

Other LoM projected capital costs, excluding Projects P5M and P10M, include ongoing rehabilitation ($4 million), tailings facilities ($26 million) and ultimate closure costs ($36 million). These costs are expected to funded out of operating cash flow.

Planned Exploration

An ongoing exploration program focuses on delineating additional resources to augment the life of mine planning. There are four priority near-mine exploration targets. During July and August, a confirmatory drilling program was undertaken at the Akwasiso satellite deposit, located approximately three kilometres north east of the processing facility. The purpose of the program was to infill drill test the previously inaccessible area which was covered with tailings from historic artisanal mining activities. At Midras South, a total of 4,051m were drilled and the drilling program confirmed the continuity of mineralization at depth and also discovered a new near surface zone of mineralization along the eastern edge of the deposit. During Q3 2017, a 13,000m drilling campaign commenced with the objective of collecting enough data for an initial resource estimate. The work is still ongoing as of the date hereof. Three significant initial target areas along the main structural trend, Miradani, Central, and Tontokrom, have been identified. A phased drilling campaign is underway with results expected to be announced in 2018. In the first nine months of 2017, the Company expended approximately $463,000 on exploration activities (2016: $1,042,000).

USE OF PROCEEDS

Information regarding the use of the net proceeds from each offering of the Securities will be set forth in the Prospectus Supplement relating to the offering of the Securities. This information will include the net proceeds to the Company from the sale of the Securities, the proposed use of those proceeds and the specific business objectives that the Company expects to accomplish with such proceeds. The net proceeds from the sale of the Securities may be used to fund capital expenditures at the Asanko Gold Mine, to complete corporate acquisitions, to financing future growth opportunities, to repay existing or future indebtedness or for other corporate purposes as set forth in the Prospectus Supplement relating to the offering of the Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since September 30, 2017, being the date of the Company’s most recently filed unaudited consolidated financial statements incorporated by reference in this Prospectus.

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

	Average Price per
	Security/Average
	Exercise Price per
Date	Security (C$ unless	Number of
Common Shares	otherwise indicated)	Securities
Issued pursuant to exercise of options

January 10, 2017	C$2.00	161,250
January 11, 2017	C$2.12	150,000
January 16, 2017	C$2.20	346,250
January 17, 2017	C$1.98	100,000
January 18, 2017	C$4.18	72,500
January 19, 2017	C$2.11	79,500
January 23, 2017	C$3.64	340,000
January 24, 2017	C$4.59	150,000
February 15, 2017	C$2.08	50,000
April 11, 2017	C$1.98	1,25
April 12, 2017	C$2.08	150,000

	Average Price per
	Security/Average
	Exercise Price per
Date	Security (C$ unless	Number of
Common Shares	otherwise indicated)	Securities

April 24, 2017	C$1.98	20,000

The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

			Exercise or conversion
			price per Common
		Number of Common	Share
	Type of Security	Shares issuable upon	(C$ unless otherwise
Date	Issued	exercise or conversion	indicated)
February 27, 2017	Stock Options	2,884,000	C$3.98
April 24, 2017	Stock Options	85,000	C$3.31
May 10, 2017	Stock Options	30,000	C$3.00
August 10, 2017	Stock Options	325,000	C$1.11
November 2, 2017	Stock Options	50,000	C$1.32

TRADING PRICE AND VOLUME

Our Common Shares are listed on the TSX and NYSE American under the trading symbol “AKG” and “AKG”, respectively. The following tables set forth information relating to the trading of the common shares on the TSX and NYSE American for the months indicated.

	TSX Price Range (in C$)
Month	High	Low	Total Volume
January 2017	5.07	4.09	23,379,574
February 2017	5.02	3.48	30,292,247
March 2017	3.79	3.01	40,707,508
April 2017	3.75	3.00	21,852,128
May 2017	3.38	2.19	23,933,017
June 2017	2.52	1.75	59,339,134
July 2017	2.09	1.52	19,709,017
August 2017	1.585	0.99	22,721,394
September 2017	1.57	1.17	13,238,354
October 2017	1.30	1.15	5,225,357
November 2017	1.45	0.78	30,929,142
December, 2017	0.92	0.55	24,945,786
January 1 - 12, 2018	1.06	0.81	7,095,056

	NYSE American Price Range (in $)
Month	High	Low	Total Volume
January 2017	3.90	3.04	16,634,764
February 2017	3.86	2.62	24,386,715
March 2017	2.84	2.23	52,752,213
April 2017	2.83	2.20	34,864,606
May 2017	2.47	1.28	59,236,683
June 2017	1.8656	1.30	109,737,062
July 2017	1.655	1.21	36,092,890
August 2017	1.27	0.775	39,083,091
September 2017	1.28	0.9422	17,809,137
October 2017	1.05	0.928	10,769,764
November 2017	1.14	0.6055	25,291,230
December, 2017	0.7366	0.425	39,774,121
January 1 - 12, 2018	0.8448	0.6532	11,332,044

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by us for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities. The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares. We will not offer Warrants for sale unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for.

Subject to the foregoing, we may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete. Any statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material Canadian and United States federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of Common Shares to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the procedures for the exchange of the Subscription Receipts into Common Shares or Warrants;

•	the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	material Canadian and United States income tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company, and a trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•

any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

•	whether payment of principal, interest and premium, if any, on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether payment of principal, interest and premium, if any, on the Debt Securities will be secured by certain assets of the Company;

•	whether payment of the Debt Securities will be guaranteed by any other person;

•	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

•

the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

•	the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

•

whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

•	whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

•

the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency other than US dollars;

•	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities, registered securities or both;

•	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company’s other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

The Company will file with the Trustee:

•

within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; and

•

within 15 days after the Company files the same with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, continue to file with the SEC and provide the Trustee:

•

within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

•

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	the Company fails to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;

•	the Company fails to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

•

the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

•	certain events involving the Company’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

•	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

•

the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

•	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

•	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

•	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any Additional Amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

•	evidence its successor under the Indenture;

•	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

•

change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

RISK FACTORS

Investing in securities of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of the Company’s business. Investors should carefully consider the information included or incorporated herein by reference in this Prospectus (including subsequently filed documents incorporated by reference) and the Company’s historical consolidated financial statements and related notes thereto before making an investment decision concerning the Securities. There are various risks that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this Prospectus, including information contained in the section entitled “Forward-Looking Statements” should be carefully reviewed and considered before a decision to invest in the Securities is made. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also materially and adversely affect its business. In addition, risks relating to a particular offering of Securities will be set out in a Prospectus Supplement relating to such offering.

Operational risks

Reserves and resources

Mineral reserves and mineral resources are based on estimates of mineral content and quantity derived from limited information acquired through drilling and other sampling methods and requires judgmental interpretations of geology, structure, grade distributions and trends, and other factors. These estimates may change as more information is obtained. No assurance can be given that the estimates are accurate or that the indicated level of metal will be produced. Actual mineralization or formations may be different from those predicted. Further, it may take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a discovery may change.

The SEC does not permit mining companies to disclose estimates other than mineral reserves in their filings with the SEC. However, because the Company prepares this Prospectus in accordance with Canadian disclosure requirements, it contains resource estimates, which are required by NI 43-101. Mineral resources that are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of the Company’s mineral resources constitutes or will be converted into reserves. Market price fluctuations of gold as well as increased production and capital costs, reduced recovery rates or technical, economic, regulatory or other factors may render the Company’s proven and probable reserves unprofitable to develop at a particular site or sites for periods of time or may render mineral reserves containing relatively lower grade mineralization uneconomic. Successful extraction requires safe and efficient mining and processing. Moreover, short-term operating factors relating to the mineral reserves, such as the need for the orderly development of ore bodies or the processing of new or different ore types, may cause mineral reserves to become uneconomical or the Company to be unprofitable in any particular reporting period. Estimated reserves may have to be recalculated based on actual production experience. Any of these factors may require the Company to reduce its mineral reserves and resources, which could have a negative impact on the Company’s financial results.

Failure to obtain or maintain necessary permits or government approvals, revocation of those permits and approvals, regulatory changes affecting necessary permits or government approvals, or environmental concerns could also cause the Company to reduce its reserves. There is also no assurance that the Company will achieve indicated levels of gold recovery or obtain the prices for gold production assumed in determining the amount of such reserves. Anticipated levels of production may be affected by numerous factors, including mining conditions, labour availability and relations, weather and supply shortages.

Life of mine plans

Life of mine estimates for each of the properties of the Company are based on a number of factors and assumptions and may prove to be incorrect. In addition, life of mine plans, by design, may have declining grade profiles and increasing rock hardness and mine life could be shortened if the Company increases production, experiences increased production costs or if the price of gold declines significantly. Reserves can be replaced by upgrading existing resources to mineral reserves generally by the completion of additional drilling and/or development to improve the estimate confidence and by demonstrating their economic viability, by expanding known ore bodies, by locating new deposits or by making acquisitions.

Limited history of mining operations

The AGM has limited history of mining operations. As a result, Asanko is subject to all of the risks associated with establishing new mining operations including: the timing and cost, which can be considerable, of the construction of mining and processing facilities; the availability and costs of skilled labour and mining equipment; the availability and costs of appropriate smelting and/or refining arrangements; the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits; and, the availability of funds to finance construction and development activities. It is common in new mining operations to experience unexpected problems and delays during construction, development, and mine start-up. Such operations are subject to all the hazards and risks normally encountered in the exploration for, and development and production of gold and other precious or base metals, including unusual and unexpected geological formations, seismic activity, rock bursts, fires, cave-ins, flooding and other conditions involved in the drilling and removal of material as well as industrial accidents, labour force disruptions, fall of ground accidents in underground operations, and force majeure factors, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to person or property, environmental damage, delays, increased production costs, monetary losses and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability. In addition, delays in the commencement of mineral production often occur.

Consumables

The profitability of the Company’s business is affected by the market prices and availability or shortages of commodities which are consumed or otherwise used in connection with the Company’s operations. Prices of such commodities also can be subject to volatile price movements, which can be material and can occur over short periods of time, and are affected by factors that are beyond the Company’s control. Operations consume significant amounts of energy and are dependent on suppliers or governments to meet these energy needs and to allow declines in oil prices to filter through to the Company. In some cases, no alternative source of energy is available. An increase in the cost, or decrease in the availability, of construction materials may affect the timing and cost of the Company’s development projects. If the costs of certain commodities consumed or otherwise used in connection with the Company’s operations were to increase significantly, and remain at such levels for a sustained period of time, this would have a material adverse impact on the Company. Costs at any particular mining location are also subject to variation due to a number of factors, such as changing ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body or due to operational or processing changes. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on the Company’s capital expenditures, production schedules, profitability and operating cash flow.

Production costs

This Prospectus, the documents incorporated herein by reference and the Company’s other public disclosures contain estimates of future production, operating costs, capital costs and other economic and financial measures with respect to existing mines and certain development stage projects. The estimates can change or we may be unable to achieve them. Actual production, costs, returns and other economic and financial performance may vary from the estimates depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to:

•	actual ore mined varying from estimates of grade, tonnage, dilution, and metallurgical and other characteristics;

•	short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned;

•	mine failures, slope failures or equipment failures;

•	industrial accidents;

•	natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes;

•	encountering unusual or unexpected geological conditions;

•	changes in power costs and potential power shortages;

•	exchange rate and commodity price fluctuations;

•	shortages of principal supplies needed for operations, including explosives, fuels, reagents, water, electrical power and equipment parts

•	increases in the costs of principal supplies;

•	labour shortages or strikes;

•	litigation;

•	terrorism;

•	civil unrest and protests;

•	restrictions or regulations imposed by governmental or regulatory authorities;

•	permitting or licensing issues; or

•	shipping interruptions or delays.

Failure to achieve production or cost estimates or material increases in costs could have a material adverse effect on our future cash flows, profitability, results of operations and financial condition.

Extraction

A number of factors can affect the Company’s ability to extract ore efficiently in the quantities that we have budgeted, including, but not limited to:

•	ground conditions;

•	geotechnical conditions;

•	geological conditions;

•	chemical effects;

•	efficiency; and

•	scheduling.

These factors may result in a less than optimal operation and lower throughput or lower recovery, which may affect the Company’s production schedule. Although we review and assess the risks related to extraction and put appropriate mitigating measures in place, there is no assurance that we have foreseen and/or accounted for every possible factor that might cause a project to be delayed, which could have an effect on business, results of operations, financial condition and share price.

Processing

A number of factors could affect the Company’s ability to process ore in the tonnages budgeted, the quantities of the metals deleterious materials that are recovered and the ability to efficiently handle material in the volumes budgeted, including, but not limited to:

•	the presence of oversized material at the crushing stage;

•	material showing breakage characteristics different to those planned;

•	material with grades outside of planned grade range;

•	the presence of deleterious materials in ratios different than expected;

•	material drier or wetter than expected, due to natural or environmental effects; and

•	viscosity/density different than expected.

The occurrence of any of the above could affect the ability of the Company to treat the number of tonnes planned, recover valuable materials, remove deleterious materials and process ore, concentrate and tailings as planned. This may result in lower throughput, lower recoveries, more downtime or some combination of all three. While minor issues of this nature are part of normal operations, there is no assurance that conditions will not worsen and have an adverse effect on future cash flow, results of operations and financial condition.

Equipment malfunctions

The Company’s various operations may encounter delays in or losses of production due to the delay in the delivery of equipment, key equipment or component malfunctions or breakdowns, damage to equipment through accident or misuse, including potential complete write-off of damaged units, or delay in the delivery or the lack of availability of spare parts or specialized service technicians, which may impede maintenance activities on equipment. In addition, equipment may be subject to aging, if not replaced, or through inappropriate use or misuse and may become obsolete. Any one of these factors could adversely impact the Company’s operations, profitability and financial results.

Legislative changes

The Company is subject to continuously evolving legislation, including, but not limited to, the areas of labour, environment, land titles, mining practices and taxation. Compliance with these laws may require significant expenditures. If the Company is unable to comply fully, it may be subject to enforcement actions or other liabilities, or its image and reputation may be harmed, all of which could materially affect operating costs, delay or curtail operations or cause the Company to be unable to obtain or maintain required permits. There can be no assurance that the Company has been or will be at all times in compliance with all applicable laws regulations, that compliance will not be challenged or that the costs of complying with current and future laws and regulations will not materially or adversely affect the business, operations or results.

New laws and regulations, amendments to existing laws and regulations or administrative interpretation, or more stringent enforcement of existing laws and regulations, whether in response to changes in the political or social environment the Company operates in or otherwise, could have a material and adverse effect on the Company’s future cash flow, results of operations and financial condition.

Key employees

The Company’s ability to effectively manage its corporate, exploration and operations teams depends in large part on the Company’s ability to attract and retain key individuals in management positions and as senior leaders within the organization. The success of the Company also depends on the technical expertise of its professional employees. The Company faces competition for qualified management, professionals, executives and skilled personnel from other companies. There can be no assurance that the Company will continue to be able to compete successfully with its competitors in attracting and retaining senior leaders, qualified management and technical talent with the necessary skills and experience to manage its current needs. The length of time required to recruit key personnel and fill a position may be longer than anticipated. The failure to attract and retain capable leaders and key management professionals as well as qualified talent to manage the existing operations and projects effectively could have a material adverse effect on the Company’s business, financial condition and/or operational results.

Labour disruptions

The Company is dependent on its workforce to extract and process minerals. Relations between the Company and its employees may be impacted by changes in labour relations which may be introduced by, among other things, employee groups, unions and the relevant governmental authorities in whose jurisdictions the Company carries on business. Labour disruptions at the Company’s properties could have a material adverse impact on its business, results of operations and financial condition. A number of the Company’s employees are represented by labour unions under various collective labour agreements. In addition, existing labour agreements may not prevent a strike or work stoppage at the Company’s facilities in the future, and any such work stoppage could have a material adverse effect on the Company’s earnings and financial condition.

Political and legal risks

Mining investments are subject to the risks normally associated with any conduct of business in foreign and/or emerging countries including:

•	political;

•	war, terrorism and civil disturbance risks;

•	changes in laws or policies of particular countries, including those relating to royalties, duties, imports, exports and currency;

•	the cancellation or renegotiation of contracts;

•	the imposition of royalties, net profits payments, tax increases or other claims by government entities, including retroactive claims;

•	the risk of expropriation and nationalization; and

•	delays in obtaining or the inability to obtain necessary governmental permits or the reimbursement of refundable tax from fiscal authorities.

Other risks include the potential for fraud and corruption by suppliers, personnel or government officials which may implicate the Company, compliance with applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and the Canadian Corruption of Foreign Public Officials Act (“CFPOA”) by virtue of the Company operating in jurisdictions that may be vulnerable to the possibility of bribery, collusion, kickbacks, theft, improper commissions, facilitation payments, conflicts of interest and related party transactions and the Company’s possible failure to identify, manage and mitigate instances of fraud, corruption, or violations of its code of conduct and applicable regulatory requirements.

There is also the risk of increased disclosure requirements, including those pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; currency fluctuations; restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, and on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts; import and export regulations, including restrictions on the export of gold or on the import, for further gold processing; limitations on the repatriation of earnings or on the Company’s ability to assist in minimizing its expatriate workforce’s exposure to double taxation in both the home and host jurisdictions; and increased financing costs.

These risks may limit or disrupt operating mines or projects, restrict the movement of funds, cause the Company to have to expend more funds than previously expected or required, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and may materially adversely affect the Company’s financial position and/or results of operations. In addition, the enforcement by the Company of its legal rights in foreign countries, including rights to exploit its properties or utilize its permits and licenses and contractual rights may not be recognized by the court systems in such foreign countries or enforced in accordance with the rule of law.

It is possible that a current or future government of any country in which the Company has mining projects or operations may adopt substantially different policies or take arbitrary action which might halt exploration or production, nationalize assets or cancel contracts and/or mining and exploration rights and/or make changes in taxation treatment any of which could have a material and adverse effect on the Company’s future cash flows, earnings, results of operations and/or financial condition.

Contractors

The Company uses contractors at the AGM for the majority of its mining activities. As a result, operations at the AGM are subject to a number of risks, some of which will be outside of the Company’s control, including:

•	negotiating agreements with contractors on acceptable terms;

•	the inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

•	reduced control over such aspects of operations that are the responsibility of the contractor;

•	failure of a contractor to perform under its agreement with us;

•	interruption of operations in the event that a contractor ceases its business due to insolvency or other unforeseen events;

•	failure of a contractor to comply with applicable legal and regulatory requirements, to the extent that it is responsible for such compliance; and

•	problems of a contractor with managing its workforce, labour unrest or other employment issues.

In addition, the Company may incur liability to third parties as a result of the actions of a contractor. The occurrence of one or more of these risks could have a material adverse effect on the business, results of operations and financial condition.

Mining is inherently dangerous

Mining operations generally involve a high degree of risk. The Company’s operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold, including, but not limited to: unusual and unexpected geological formations; seismic activity; cave-ins or slides; flooding; pit wall failures; periodic interruption due to inclement or hazardous weather conditions; and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, personal injury or death, damage to property, environmental damage and possible legal liability. Milling operations are subject to hazards such as fire, equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability.

Environmental and Health and Safety Issues

Although the Company monitors its mining sites for potential environmental hazards, there is no assurance that it has detected, or can detect all possible risks to the environment arising from the business and operations. The Company expends significant resources to comply with environmental laws, regulations and permitting requirements, and expects to continue to do so in the future. Failure to comply with applicable environmental laws, regulations and permitting requirements may result in injunctions, damages, suspension or revocation of permits and imposition of penalties. There is no assurance that:

•

the Company has been or will be at all times in complete compliance with such laws, regulations and permitting requirements, or with any new or amended laws, regulations and permitting requirements that may be imposed from time to time;

•	the compliance will not be challenged; or

•	the costs of compliance will be economical and will not materially or adversely affect the Company’s future cash flow, results of operations and financial condition.

The Company may be subject to proceedings in respect of alleged failures to comply with increasingly strict environmental laws, regulations or permitting requirements or of posing a threat to or of having caused hazards or damage to the environment or to persons or property. While any such proceedings are in process, the Company could suffer delays or impediments to or suspension of development and construction of projects and operations and, even if we are ultimately successful, the Company may not be compensated for the losses resulting from any such proceedings or delays.

There may be existing environmental hazards, contamination or damage at Asanko’s mines or projects that we are unaware of. The Company may also be held responsible for addressing environmental hazards, contamination or damage caused by current or former activities at our mine sites or projects or exposure to hazardous substances, regardless of whether or not hazard, damage, contamination or exposure was caused by the activities of Asanko or by previous owners or operators of the property.

Any finding of liability in such proceedings could result in additional substantial costs, delays in the exploration, development and operation of the properties of the Company and other penalties and liabilities related to associated losses, including, but not limited to:

•	restrictions on or suspension of the activities of the Company;

•	loss of rights, permits and property, including loss of the Company’s ability to operate in that country or generally;

•	completion of extensive remedial cleanup or paying for government or third-party remedial cleanup;

•	premature reclamation of operating sites; and

•	seizure of funds or forfeiture of bonds.

The costs of complying with any orders made or any cleanup required and related liabilities from such proceedings or events may be significant and could have a material adverse effect on the business, results of operations, financial condition and share price.

In Ghana, the Company is required to submit, for government approval, a reclamation plan for each of its mining sites that establishes the Company’s obligation to reclaim property after minerals have been mined from the site. Further, the Company is required to provide security to the EPA of Ghana for the performance by the Company of its reclamation obligations in respect of the Abriem, Abore and Adubea mining leases. Although the Company has currently made provision for certain of our reclamation obligations, there is no assurance that these provisions will be adequate in the future.

Climate Change

The Company acknowledges climate change and that the increased regulation of greenhouse gas emissions (known as carbon taxes) may adversely affect the Company’s operations and related legislation is becoming more stringent. The effects of climate change or extreme weather events may cause prolonged disruption to the delivery of essential commodities which could negatively affect production efficiency.

The Company makes efforts to mitigate climate risks by ensuring that extreme weather conditions are included in its emergency response plans. However, there is no assurance that the response will be effective and the physical risks of climate change will not have an adverse effect on the Company’s operations and profitability. The Paris climate accord signed by 195 countries in December 2015 marks a global shift toward a low-carbon economy.

Health and Safety Risks

The Company is exposed to pandemics such as malaria and other diseases, such as dengue and chikungunya. Such pandemics and diseases represent a serious threat to maintaining a skilled workforce in the mining industry in Africa and is a major healthcare challenge for the Company.

In addition, as a result of workplace accidents due to the inherent dangers of mining operations, there can be no assurance that the Company will not lose members of its workforce or see its workforce productivity reduced or avoid incurring medical costs, which could have a material and adverse effect on the Company’s future cash flows, earning, results of operations and financial condition.

Permitting

The operation, exploration and development projects of the Company require licenses and permits from various governmental authorities to exploit its properties, and the process for obtaining and renewing licenses and permits from governmental authorities often takes an extended period of time and is subject to numerous delays, costs and uncertainties. Any unexpected delays or costs or failure to obtain such licenses or permits associated with the permitting process could delay or prevent the development of the AGM by means of either P5M or P10M, or impede the operation of a mine, which could adversely impact the Company’s operations, profitability and financial results. Such licenses and permits are subject to change in various circumstances. Failure to comply with applicable laws and regulations may result in injunctions, fines, suspensions or revocation of permits and licenses, and other penalties. There can be no assurance that the Company has been or will be at all times in compliance with all such laws and regulations and with conditions associated with its licenses and permits or that the Company has all required licenses and permits in connection with its operations. The Company may be unable, on a timely basis, to obtain, renew or maintain in the future all necessary licenses and permits that may be required to explore and develop its properties, maintain the operation of mining facilities and properties under exploration or development or to maintain continued operations that economically justify the cost.

The Company’s ability to obtain and maintain required permits and approvals and to successfully operate, in particular, may be adversely impacted by real or perceived detrimental events associated with the Company’s activities or those of other resource companies affecting the environment, human health and safety of the surrounding communities. Delays in obtaining or failure to obtain, renew, or retain government permits and approvals may adversely affect the Company’s operations, including its ability to explore or develop properties, commence production or continue operations.

Land title

The validity of exploration, development and mining interests and the underlying mineral claims, mining claims, mining leases, tenements and other forms of land and mineral tenure held by the Company, which fundamentally constitute the Company’s property holdings, can be uncertain and may be contested and the Company’s properties are subject to various encumbrances, including royalties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and the Company’s title to its properties may be affected by prior unregistered encumbrances, agreements or transfers, or undetected defects. Although the Company has attempted to acquire satisfactory title to its properties, some risk exists that some titles, particularly title to exploration and undeveloped properties, may be defective. A successful challenge to the Company’s title to its properties could result in the Company being unable to operate on its properties as anticipated or being unable to enforce its rights with respect to its properties which could have a material adverse effect on the Company. Assuming the Company has good and marketable title to its immediate operating interests in order to operate efficiently, the Company may further need to acquire other title, such as surface title, easements or rights of way, which may encroach on the title to property of third parties. There is no guarantee that such further title, easements or rights of way necessary for the Company’s operations may be acquired by the Company and the failure to acquire the same, or to acquire the same in a timely fashion, may materially impede the Company’s operations.

Geotechnical

Mining, by its very nature, involves the excavation of soils and rocks. The stability of the ground during and after excavation involves a complicated interaction of static and dynamic stresses (including induced stresses such as blasting), gravity, rock strength, rock structures (such as faults, joints, and bedding), groundwater pressures and other geomechanical factors.

Additionally, excavated ore and waste may be deposited in dumps or stockpiles, or used in the construction of tailings dams and roads or other civil structures, which may be very large. These dumps, stockpiles, dams, etc. may also be subject to geotechnical failure due to over-steepening, seismically induced destabilization, water saturation, material degradation, settling, overtopping, foundation failure or other factors.

The Company employs internal geotechnical experts, external consultants and third-party reviewers and auditors who use industry-standard engineering data gathering, analyses, techniques and processes to manage the geotechnical risks associated with the design and operation of a mine and the related civil structures. However, due to unforeseen situations and due to the complexity of these rock masses and large rock and soil civil structures, geotechnical failures may still occur which could result in the temporary or permanent closure of all or part of a mining operation and/or damage to mine infrastructure, equipment or facilities, which materially impacts mineral production and/or results in additional costs to repair or recover from such geotechnical failures and the resulting damage.

Community risk

Maintaining a positive relationship with the communities in which Asanko operates is critical to continuing successful operation of the AGM, as well as construction and development of existing and new projects. Community support for mining operations is a key component of a successful mining venture.

As a mining business, Asanko may come under pressure in the jurisdictions in which it operates, or will operate in the future, to demonstrate that other stakeholders (including employees, communities surrounding operations and the countries in which we operate) benefit and will continue to benefit from the Company’s commercial activities, and/or that it operates in a manner that will minimize any potential damage or disruption to the interests of those stakeholders. Asanko may face opposition with respect to current and future development and exploration projects which could materially adversely affect our business, results of operations, financial condition and share price.

Surrounding communities may affect or threaten the security of the mining operations through the restriction of access of supplies and the workforce to the mine site or the conduct of artisanal mining at or near the mine sites. The material properties of the Company may be subject to the rights or asserted rights of various community stakeholders, including indigenous people, through legal challenges relating to ownership rights or rights to artisanal mining. The Company is exposed to artisanal and illegal mining activities in close proximity to its operations that may cause environmental issues and disruptions to the operations and relationships with governments and local communities.

Infrastructure and Water Access

The Company’s operations are carried out in geographical areas which lack developed infrastructure and are subject to various other risk factors, including the availability of sufficient water supplies. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Lack of such infrastructure or unusual or infrequent weather phenomena, sabotage, terrorism, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company’s operations, financial condition and/or results of operations.

The Company’s failure to obtain needed water permits, the loss of some or all of the Company’s water rights for any of its mines or shortages of water due to drought or loss of water permits could require the Company to curtail or close mining production and could prevent the Company from pursuing expansion opportunities.

Exploration and development risks

Exploration

Gold and other metal exploration is highly speculative in nature, involves many risks and is often not productive; there is no assurance that we will be successful in our gold exploration efforts.

The Company’s ability to increase mineral reserves is dependent on a number of factors, including the geological and technical expertise of our management and exploration teams, the quality of land available for exploration and other factors. Once gold mineralization is discovered, it can take several years of exploration and development before production is possible, and the economic feasibility of production can change during that time.

Substantial expenditures are required to carry out exploration and development activities to establish proven and probable mineral reserves and determine the optimal metallurgical process to extract the metals from the ore.

Once the Company has found ore in sufficient quantities and grades to be considered economic for extraction, metallurgical testing is required to determine whether the metals can be extracted economically. There may be associated metals or minerals that make the extraction process more difficult.

There is no assurance that our exploration programs will expand the Company’s current mineral reserves or replace them with new mineral reserves. Failure to replace or expand the mineral reserves could have an adverse effect on the Company.

Mine development

The further development of P5M of the AGM will require upgrades to the recovery circuit, including installation of an ILR & Knelson concentrator, a second oxygen plant, expanding the electro-winning capacity in the gold room, the construction and operation of an open-pit mine and an overland conveyor. As a result, the Company is and shall continue to be subject to all of the risks associated with establishing new mining operations including:

•	the availability of funds to finance construction and development activities;

•	the receipt of required governmental approvals and permits;

•	the availability and costs of skilled labour and the ability of key contractors to perform services in the manner contracted for;

•	unanticipated changes in grade and tonnage of ore to be mined and processed;

•	unanticipated adverse geotechnical conditions;

•	incorrect data on which engineering assumptions are made;

•	potential increases in construction and operating costs due to changes in the cost of fuel, power, materials, skilled labour, security and supplies;

•	adequate access to the site and unanticipated transportation costs or disruptions; and

•	potential opposition or obstruction from non-governmental organizations, environmental groups, terrorists or local groups which may delay or prevent development activities.

Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we are dependent in connection with P5M or P10M, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with P5M or P10M could delay or prevent the construction and associated start-up of the Esaase pit as planned. There can be no assurances that the current construction and start-up plan for P5M or P10M will be successful.

Risks Relating to the Value of Securities

The Company’s Common Shares may experience price and volume volatility

The Company’s Common Shares are publicly traded and are subject to various factors that have historically made the common share price volatile. The market price of Asanko’s Common Shares has experienced, and may continue to experience, significant volatility, which may result in losses to investors. The market price of Asanko’s Common Shares may increase or decrease in response to a number of events and factors, including: operating performance and the performance of competitors and other similar companies, volatility in metal prices, the public’s reaction to news releases on developments at mines and other properties, material change reports, other public announcements and the Company’s filings with the various securities regulatory authorities, changes in earnings estimates or recommendations by research analysts who track Asanko’s Common Shares or the shares of other companies in the resource sector, changes in general economic and/or political conditions, the number of Common Shares to be publicly traded after an offering of Asanko’s Common Shares, the arrival or departure of key personnel, acquisitions, strategic alliances or joint ventures involving the Company’s or its competitors, and the other risk factors described herein.

In addition, the global stock markets and prices for mining company shares have experienced volatility that often has been unrelated to the operating performance of such companies. These market and industry fluctuations may adversely affect the market price of Asanko’s Common Shares, regardless of our operating performance. The variables which are not directly related to the Company’s success and are, therefore, not within the Company’s control, include other developments that affect the market for mining company shares, the breadth of the public market for Asanko’s Common Shares and the attractiveness of alternative investments. The price of securities of the Company is also likely to be significantly affected by short-term changes in commodity prices, other precious metal prices or other mineral prices, currency exchange fluctuation and the political environment in the countries in which we do business and globally.

The effect of these and other factors on the market price of Asanko’s Common Shares on the exchanges on which they trade has historically made Asanko’s common share price volatile and suggests that the common share price will continue to be volatile in the future. In the past, following periods of volatility in the market price of a Company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the Company’s profitability and reputation.

Financial Risks

Gold price fluctuations

The Company’s revenues depend in part on the market prices for gold. Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control including central bank lending, sales and purchases of gold, producer hedging activities, expectations of inflation, the level of demand for gold as an investment, speculative trading, the relative exchange rate of the US dollar with other major currencies, interest rates, global and regional demand, political and economic conditions and uncertainties, industrial and jewelry demand, production costs in major gold producing regions and worldwide production and reserve levels. The aggregate effect of these factors is impossible to predict with accuracy. Fluctuations in gold prices may materially and adversely affect the Company’s financial performance or results of operations. The Company does not currently hedge its gold sales although it may do so in future.

Insufficient financing

To fund growth, the Company may need to secure necessary capital through loans or other forms of permanent capital. The availability and cost of this capital is subject to general economic conditions and lender and investor interest in the Company and its projects. The Company is reviewing possible options to fund the second stage of P5M, based on the Company’s balance sheet, cash flow from operations and capital market conditions. In addition, the Company may seek funding for P10M or to further its search and exploration for new mineral deposits and their development. Financing may not be available when needed or, if available, may not be available on terms acceptable to the Company. Failure to obtain any financing necessary for the Company’s capital expenditure plans may result in a delay or indefinite postponement of exploration, development or production on any or all of the Company’s properties.

Shareholder dilution

The adequacy of the Company’s capital structure is assessed on an ongoing basis and adjusted as necessary after taking into consideration the Company’s strategic plans, market and forecasted gold prices, the mining industry, general economic conditions and associated risks. In order to maintain or adjust its capital structure, the Company may adjust its capital spending, issue new Common Shares, purchase Common Shares for cancellation pursuant to normal course issuer bids, issue new debt or reimburse existing debt. The constating documents of the Company allow it to issue, among other things, an unlimited number of Common Shares for such consideration and on such terms and conditions as may be established by the Board of Directors of the Company, in many cases, without the approval of shareholders. The Company cannot predict the size of future issues of Common Shares or the issue of securities convertible into Common Shares of Asanko or the effect, if any, that future issues and sales of the Company’s Common Shares will have on the market price of its Common Shares. Any transaction involving the issue of previously authorized but unissued Common Shares or securities convertible into Common Shares would result in dilution, possibly substantial, to present and prospective holders of Common Shares.

Debt repayment

The Company has the option of deferring the commencement of principal repayments on its definitive senior debt facilities until July 1, 2019 and expects to obtain the funds to pay its expenses and to pay the principal and interest on its debt by utilizing cash flow from operations. The Company’s ability to make scheduled payments on outstanding debt depends on its financial condition and operating performance, which are subject to prevailing economic and competitive conditions beyond its control, including fluctuations in the gold price. If the Company’s cash flows and capital resources are insufficient to fund its debt service obligations, it could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance indebtedness. The Company may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternatives may not allow the Company to meet its scheduled debt service obligations.

The Company’s inability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, would materially and adversely affect the business, the results of operations and the ability to satisfy obligations including those with respect to debt instruments.

Interest rates

The Company’s financial results are affected by movements in interest rates. Interest payments under the Company’s definitive senior facilities agreement are subject to fluctuation based on changes to specified interest rates. If interest rates increase, the Company’s debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and the Company’s net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. The Company does not currently hedge against interest rate risk, although it may do so from time to time in the future.

Foreign currency and foreign exchange

The Company receives revenue from operations in US dollars but incurs a portion of its operating expenses and costs in foreign currencies including Ghanaian Cedis, South African Rand, and Canadian dollars. Each of these currencies fluctuates in value and is subject to their own country’s political and economic conditions and the Company is therefore subject to fluctuations in the exchange rates between the US dollar and these currencies. These fluctuations could have a material effect on the Company’s future cash flow, business, results of operations, financial condition and share price and lead to higher construction, development and costs other than anticipated. The Company does not currently hedge against currency exchange risks, although it may do so from time to time in the future.

Credit rating downgrade

The Company’s debt is owed to a single lender and accordingly has no rating. Any rating assigned to any Debt issued could in future be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in the Company’s credit ratings will generally affect the market value of the Company’s debt. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of the Company’s debt. Any future lowering of the Company’s ratings likely would make it more difficult or more expensive for the Company to obtain additional debt financing or to restructure its existing debt.

Taxation

The Company has operations and conducts business in a number of different jurisdictions and is subject to the taxation laws of each such jurisdiction. These taxation laws are complicated and subject to changes and are subject to review and assessment in the ordinary course. Any such changes in taxation law or reviews and assessments could result in higher taxes being payable by the Company, which could adversely affect profitability. Taxes and other local laws and requirements may also adversely affect the Company’s ability to repatriate earnings and otherwise deploy assets.

In addition, the Company is subject to routine tax audits by various tax authorities. Tax audits may result in additional tax, interest payments and penalties which would negatively affect the Company’s financial condition and operating results.

Repatriation of funds

Asanko expects to generate cash flow and profits at our foreign subsidiaries, and may need to repatriate funds from those subsidiaries to service indebtedness or fulfill the Company’s business plans, in particular in relation to ongoing expenditures at development assets. Asanko may not be able to repatriate funds due to loan agreement covenants or tax rules, or may incur tax payments or other costs when doing so, as a result of a change in applicable law or tax requirements at local subsidiary levels, and such costs could be material.

Financial reporting risks

Inadequate controls over financial reporting

The Company assessed and tested, for its 2016 fiscal year, its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”). SOX requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting and an attestation report by the Company’s independent auditors addressing the effectiveness of the Company’s internal controls over financial reporting. The Company’s failure to satisfy the requirements of Section 404 of SOX on an ongoing and timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company’s business and negatively impact the trading price of its Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm the Company’s operating results or cause it to fail to meet its reporting obligations.

No evaluation can provide complete assurance that the Company’s internal control over financial reporting will detect or uncover all failures of persons within the Company to disclose material information required to be reported. Accordingly, the Company’s management does not expect that its internal control over financial reporting will prevent or detect all errors and all fraud.

Public company obligations

The Company’s business is subject to evolving corporate governance and public disclosure regulations that have increased both the Company’s compliance costs and the risk of non-compliance, which could have an adverse effect on the Company’s stock price.

The Company is subject to changing rules and regulations promulgated by a number of U.S. and Canadian governmental and self-regulated organizations, including the SEC, the Canadian Securities Administrators, the NYSE American, the TSX, and the IASB. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the U.S. Congress, making compliance more difficult and uncertain.

Carrying value of assets

The carrying value of the Company’s assets is compared to internal estimates of their estimated fair value to assess how much value can be recovered based on current events and circumstances. The Company’s fair value estimates are based on numerous assumptions and are adjusted from time to time and the actual fair value, which also varies over time, could be significantly different than these estimates.

If there are no mitigating valuation factors and the Company does not achieve its valuation assumptions, or it experiences a decline in the fair value of our reporting units, it could result in an impairment charge, which could have an adverse effect on the Company.

Change in reporting standards

Changes in accounting or financial reporting standards may have an adverse effect on the Company’s financial condition and results of operations in the future.

Corporate risks

Insurance and Uninsured risks

Where economically feasible and based on availability of coverage, a number of operational, financial and political risks are transferred to insurance companies. The availability of such insurance is dependent on the Company’s past insurance losses and records and general market conditions. Available insurance does not cover all of the potential risks associated with a mining company’s operations. The Company may also be unable to maintain insurance to cover insurable risks at economically feasible premiums, insurance coverage may not be available in the future or may not be adequate to cover any resulting loss, and the ability to claim under existing policies may be contested. Moreover, insurance against risks such as the validity and ownership of unpatented mining claims and mill sites and environmental pollution or other hazards as a result of exploration and production is not generally available to the Company or to other companies in the mining industry on acceptable terms. As a result, the Company might become subject to liability for environmental damage or other hazards for which it is completely or partially uninsured or for which it elects not to insure because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its financial condition and/or results of operations.

Litigation

The Company is from time to time subject to litigation arising in the normal course of business and may be involved in disputes with other parties, including governments and its workforce, in the future which may result in litigation. The causes of potential future litigation cannot be known and may arise from, among other things, business activities, environmental laws, volatility in stock price, failure to comply with disclosure obligations under securities laws or the presence of illegal miners or labour disruptions at its mine sites. The results and costs of litigation cannot be predicted with certainty. If the Company is unable to resolve these disputes favourably, it may have a material adverse impact on the Company’s financial performance, cash flow and results of operations.

In the event of a dispute involving the foreign operations of the Company, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in Canada. The Company’s ability to enforce its rights or its potential exposure to the enforcement in Canada or locally of judgments from foreign courts could have an adverse effect on its future cash flows, earnings, results of operations and financial condition.

Reputational risk

Damage to Asanko’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. Although Asanko believes that it operates in a manner that is respectful to all stakeholders and takes care in protecting its image and reputation, it does not have control over how it is perceived by others. Any reputation loss could result in decreased investor confidence and increased challenges in developing and maintaining community relations which may have adverse effects on the business, results of operations, financial condition and share price.

Acquisitions and Dispositions

The Company may pursue the acquisition or disposition of producing, development or advanced stage exploration properties and companies. The search for attractive acquisition opportunities and the completion of suitable transactions are time consuming and expensive, and may be unsuccessful. The Company’s success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, obtain necessary regulatory approvals and integrate the acquired operations successfully with those of the Company. Any acquisition that the Company may choose to complete may be of a significant size, may change the scale of the Company’s business and operations and may expose the Company to new geographical, political, operational, financial and geological risks. For example:

•	there may be a significant change in gold or other commodity prices after the Company has committed to complete an acquisition and established the purchase price or share exchange ratio;

•	a material ore body may prove to be below expectations;

•

the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies, maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization;

•	the integration of the acquired business or assets may disrupt the Company’s ongoing business and its relationships with employees, suppliers and contractor; and

•	the acquired business or assets may have unknown liabilities which may be significant.

Competitors

The Company competes with other mining companies and individuals for mining interests on attractive exploration properties and the acquisition of mining assets, including competitors with greater financial, technical or other resources. This may increase the risk of higher costs when acquiring suitable claims, properties and assets or of even making such acquisitions on terms acceptable to the Company. There can be no assurance that the Company will be able to compete successfully with its competitors in acquiring such properties and assets.

Information systems security threats

The Company is reliant on the continuous and uninterrupted operation of its Information Technology (“IT”) systems. User access and security of all IT systems can be critical elements to the operations of the Company. Protection against cyber security incidents, cloud security and security of all of the Company’s IT systems are critical to the operations of the Company. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect the reputation, operations or financial performance of the Company.

The Company’s IT systems could be compromised by unauthorized parties attempting to extract business sensitive, confidential or personal information, corrupting information or disrupting business processes or by inadvertent or intentional actions by the Company’s employees or vendors. A cyber security incident resulting in a security breach or failure to identify a security threat could disrupt business and could result in the loss of business sensitive, confidential or personal information or other assets, as well as litigation, regulatory enforcement, violation of privacy or securities laws and regulations, and remediation costs.

If any of the foregoing events, or other risk factor events not described herein occur, our business, financial condition or results of operations could suffer. In that event, the market price of our securities would likely, absent positive catalysts, decline and investors could lose part or all of their investment.

Other risks and uncertainties

The exploration, development and mining of natural resources are highly speculative in nature and are subject to significant risks. The risk factors noted in the Prospectus do not necessarily comprise all risks faced by the Company. Additional risks and uncertainties not presently known to the Company or that management currently consider immaterial may also impair our business, operations and future prospects. If any of the noted risks actually occur, the Company’s business may be harmed and the Company’s financial condition and results of operations may suffer significantly.

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the Business Corporations Act (British Columbia) (the “BCBCA”). This BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a “foreign private issuer” under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C., with respect to matters of Canadian and United States securities laws.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia and Toronto, Ontario.

INTEREST OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

•	McMillan LLP, as the Company’s counsel with respect to legal matters;

•

KPMG LLP, Chartered Professional Accountants, as the external auditor of the Company who reported on the Company’s audited financial statements for the years ended December 31, 2016 and 2015, as filed on SEDAR and incorporated into this Prospectus by reference;

•

Charles J. Muller, B.Sc. (Geology), B.Sc. Hons (Geology), Pr. Sci. Nat., Qualified Person, as defined by NI 43-101, with respect to the respect to the following technical reports referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

David Morgan, M.Sc. Eng. (Civil), CPEng, Qualified Person for the Company, as defined by NI 43-101, with respect to the respect to the following technical reports referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

Doug Heher, B.Sc. Eng. (Mechanical), PrEng, Qualified Person for the Company, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

Malcolm Titley, B.Sc. (Geology and Chemistry), MAIG; MAusIMM, Qualified Person for the Company, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

Thomas Obiri-Yeboah, Pr. Eng. (Mining), PrEng., Qualified Person for the Company, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

Glenn Bezuidenhout, National Diploma (Extractive Metallurgy), FSIAMM, Qualified Person, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

•

Philip Bentley, MSC. (Geology), MSc (Mineral Exploration), Pr. Sci. Nat., SACNASP, Qualified Person, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;]

•

Dr. Godknows Njowa, M.Sc. Eng. (Mining), Pr. Eng., Qualified Person, as defined by NI 43-101, with respect to the respect to the following technical report referred to in our 2016 AIF and in this prospectus:

o

“the Amended and Restated Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43-101 Technical Report” originally dated June 5, 2017, dated December 20, 2017 (information as of June 5, 2017 and herein referred to as the 12/17 DFS);

o	“the Asanko Gold Mine– Definitive Feasibility Study – National Instrument 43- 101 Technical Report” dated June 5, 2017;

o	“the Asanko Gold Mine– Phase 2 Pre-Feasibility Study, National Instrument 43- 101 Technical Report” dated June 29, 2015;

With respect to each of the aforementioned firms or persons other than KPMG LLP, to our knowledge, each of such firms or persons holds less than 1% of the outstanding securities of the Company or of any associate or affiliate of the Company when they prepared the reports referred to above or following the preparation of such reports. None of the such firms or persons received any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports. Based on information provided by the relevant persons, none of the such firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

Our auditors, KPMG LLP, are independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the United States Securities Exchange Act of 1934 and the applicable rules and regulations thereunder adopted by the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act relating to the offering of the Securities. The Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in the Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, we are required to publicly file reports and other information with the SEC. Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders. In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

•	the annual information form;

•	management’s annual discussion and analysis of financial condition and results of operations;

•	consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

•	other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

•	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

•	material information that the Company files with, and which is made public by, the TSX and the NYSE American; and

•	material information that the Company distributes to its shareholders in Canada.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

1.	the documents set out under the heading “Documents Incorporate by Reference”;

2.	the consents of the Company’s auditor, legal counsel and technical report authors;

3.	the powers of attorney from the directors and certain officers of the Company; and

4.	the form of Indenture.

A copy of the form of any warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia). All of its directors, all of its officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and all of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

III- 1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

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•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “U.S. Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit No.	Description

4.1

Annual Information Form of the Registrant for the year ended December 31, 2016, dated as of March 16, 2017 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.2

Consolidated financial statements of the Registrant for the fiscal years ended December 31, 2016 and 2015 comprised of the consolidated balance sheets as at December 31, 2016 and 2015 and the consolidated statements of operations and comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the report of the independent auditor thereon, as filed March 16, 2017 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.3

Management's discussion and analysis of the Registrant for the year ended December 31, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.4

Interim financial statements of the Registrant for the three and nine months ended September 30, 2017 and 2016 and the notes thereto (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on November 3, 2017)

4.5

Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on November 3, 2017)

4.6

Management information circular dated April 28, 2017 with respect to the Registrant’s annual meeting of shareholders held on June 9, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 4, 2017)

4.7

Amended and restated technical report titled “Definitive Feasibility Study” in relation to the Asanko Gold Mine dated December 20, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on December 29, 2017)

5.1	Consent of KPMG LLP(1)

5.2	Consent of McMillan LLP(2)

5.3	Consent of Charles J. Muller (2)

5.4	Consent of David Morgan.(2)

5.5	Consent of Doug Heher(2)

5.6	Consent of Malcolm Titley(2)

5.7	Consent of Philip Bentley(2)

5.8	Consent of Dr. Godknows Njowa (2)

6.1	Powers of Attorney (included on signature pages hereto)(3)

7.1	Form of Trust Indenture(2)

(1)	Filed as an exhibit to this registration statement on Form F-10.

(2)	Filed as an exhibit to the original registration statement on Form F-10 filed on December 29, 2017

(3)	Included on the signature pages hereto.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on the 15th day of January, 2018.

ASANKO GOLD INC.
By:
/s/ Peter Breese
Name:	Peter Breese
Title:	President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on the 15th day of January, 2018.

Signature	Title

/s/ Peter Breese	President and Chief Executive Officer and
Peter Breese	Director

/s/ Fausto Di Tripani	Chief Financial Officer and Corporate
Fausto Di Tripani	Secretary

/s/ Colin Steyn
Colin Steyn	Chairman and Director

/s/ Shawn Wallace
Shawn Wallace	Director

/s/ Gordon J. Fretwell
Gordon J. Fretwell	Director

/s/ Marcel de Groot
Marcel de Groot	Director

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/s/ Michael Price
Michael Price	Director

/s/ William Smart
William Smart	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on the 15th day of January, 2018.

By:	PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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EXHIBIT INDEX

Exhibit No.	Description

4.1

Annual Information Form of the Registrant for the year ended December 31, 2016, dated as of March 16, 2017 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.2

Consolidated financial statements of the Registrant for the fiscal years ended December 31, 2016 and 2015 comprised of the consolidated balance sheets as at December 31, 2016 and 2015 and the consolidated statements of operations and comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the report of the independent auditor thereon, as filed March 16, 2017 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.3

Management's discussion and analysis of the Registrant for the year ended December 31, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 16, 2017)

4.4

Interim financial statements of the Registrant for the three and nine months ended September 30, 2017 and 2016 and the notes thereto (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on November 3, 2017)

4.5

Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on November 3, 2017)

4.6

Management information circular dated April 28, 2017 with respect to the Registrant’s annual meeting of shareholders held on June 9, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 4, 2017)

4.7

Amended and restated technical report titled “Definitive Feasibility Study” in relation to the Asanko Gold Mine dated December 20, 2017 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on December 29, 2017)

5.1	Consent of KPMG LLP(1)

5.2	Consent of McMillan LLP(2)

5.3	Consent of Charles J. Muller (2)

5.4	Consent of David Morgan.(2)

5.5	Consent of Doug Heher(2)

5.6	Consent of Malcolm Titley(2)

5.7	Consent of Philip Bentley(2)

5.8	Consent of Dr. Godknows Njowa (2)

6.1	Powers of Attorney (included on signature pages hereto)(3)

7.1	Form of Trust Indenture(2)

(1)	Filed as an exhibit to this registration statement on Form F-10.

(2)	Filed as an exhibit to the original registration statement on Form F-10 filed on December 29, 2017

(3)	Included on the signature pages hereto.